                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:


/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
/ / Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                       ILLINOIS SUPERCONDUCTOR CORPORATION
-------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


-------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:



/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:  _______________________________________
         (2)  Form, Schedule or Registration Statement No.:  _________________
         (3)  Filing Party:  _________________________________________________
         (4)  Date Filed: ____________________________________________________

                         [ILLINOIS SUPERCONDUCTOR LOGO]


451 Kingston Court
Mt. Prospect, Illinois  60056

                                 April 13, 2000

Dear Stockholder:

       On behalf of the board of directors, I cordially invite you to attend the 2000 Annual Meeting of Stockholders of Illinois Superconductor Corporation, to be held on May 17, 2000, beginning at 1:00 p.m. local time, at the Renaissance Chicago Hotel located at One West Wacker, Chicago, Illinois 60601.

       The matters that we expect will be acted upon at the meeting are described in the attached Proxy Statement. One of these matters is a proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 shares to 250,000,000 shares and the number of authorized shares of the Preferred Stock of the Company from 100,000 shares to 300,000 shares.

       The Board of Directors unanimously recommends that shareholders vote "FOR" all of the proposals in the proxy statement.

       It is important that your shares be represented whether or not you are able to be present at the Annual Meeting. Please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope.

       Your vote is very important, regardless of the amount of stock that you own. The affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote as of April 10, 2000 is required to approve the amendment to the Certificate of Incorporation. If you fail to return your proxy card and do not attend the meeting, your failure will count as a vote against the amendment.

       Let me tell you why we consider it vital that you approve the proposed amendment to the Certificate of Incorporation:

-    In order for the Company to pursue opportunities involving third-generation
     (3G) wireless telecommunications and other important potential applications of its product, the Company must be in a position to raise capital and to enter into strategic relationships. Both of these may require the issuance of common stock, which the Company cannot do without stockholder approval of the proposed amendment.

- As with most technology companies, we rely heavily on equity-based compensation to attract, retain and incentivize our employees. Here again, it will be difficult to accomplish this vital function without more shares being authorized.

- In November 1999, the Company entered into a financing arrangement that not only allowed the Company to stay in business but has given us a stable financial footing and has funded important research and development activities. The investors that provided this financing hold conversion rights, warrants and options that the Company cannot honor in full without authorizing more shares of common stock. Accordingly, the Company contractually committed to obtain this authorization at the upcoming shareholders' meeting. If the Company fails to do so, the investors will have the right to redeem their convertible notes for cash at a price that is designed to give them the economic equivalent of their conversion rights. The stockholders can and should avoid this outcome by approving the proposed amendment.

       The Company has made great strides over the last several months to get its financial house in order and to refocus its efforts on the potentially exciting opportunities that lie ahead. Your support for the proposals described in the Proxy Statement is essential for us to continue with this program. Please return your proxy card as soon as possible.

                                        Sincerely,


                                        /s/ George Calhoun

                                        ----------------------------------------
                                        GEORGE CALHOUN, Chief Executive Officer

                            ------------------------

                       WHO CAN HELP ANSWER YOUR QUESTIONS?

       If you have questions about the annual meeting or would like additional copies of the Proxy Statement or the proxy card, you should contact our proxy solicitor:

                            MACKENZIE PARTNERS, INC.
                                156 Fifth Avenue
                            New York, New York 10010
                          By telephone: (212) 929-5500
                          By facsimile: (212) 929-0308
                    By email: www.proxy@mackenziepartners.com
                                       Or
                         Call Toll Free: (800) 322-2885

                         [ILLINOIS SUPERCONDUCTOR LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2000

To the Stockholders of
Illinois Superconductor Corporation:

       Notice is hereby given that the Annual Meeting of Stockholders of Illinois Superconductor Corporation (the "Company"), a Delaware corporation, will be held at the Renaissance Hotel located at One West Wacker, Chicago, Illinois 60601, on May 17, 2000, beginning at 1:00 p.m. local time, for the following purpose:

       (1)   To elect two Class I directors to the Company's board of directors;

       (2) To approve the amendment and restatement of the Company's Certificate of Incorporation, as amended, to increase the Company's authorized capital stock to 250,300,000 shares, consisting of 250,000,000 shares of Common Stock and 300,000 shares of Preferred Stock;

       (3) To approve the amendment and restatement of the Company's Amended and Restated 1993 Stock Option Plan, as amended;

       (4) To ratify the appointment by the board of directors of Ernst & Young LLP as the independent auditors of the Company's financial statements for the fiscal year ending December 31, 2000; and

       (5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


       The board of directors has fixed the close of business on April 10, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of record of the Company as of the close of business on April 10, 2000 will be entitled to vote at the meeting.

       If you have questions about the annual meeting or would like additional copies of the Proxy Statement or the proxy card, you should contact our proxy solicitor:

                            Mackenzie Partners, INC.
                                156 Fifth Avenue
                            New York, New York 10010
                          By telephone: (212) 929-5500
                          By facsimile: (212) 929-0308
                    By email: www.proxy@mackenziepartners.com
                                       Or
                         Call Toll Free: (800) 322-2885


                                           By Order of the Board of Directors,

                                           /s/ Cynthia Quigley

                                           ------------------------------------
                                           CYNTHIA QUIGLEY, Secretary

                       ILLINOIS SUPERCONDUCTOR CORPORATION
                               451 KINGSTON COURT
                          MT. PROSPECT, ILLINOIS 60056

                                    ---------
                                 PROXY STATEMENT
                                    ---------

       The accompanying proxy is solicited on behalf of the board of directors of Illinois Superconductor Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:00 p.m., local time, on May 17, 2000 at the Renaissance Chicago Hotel located at One West Wacker, Chicago, Illinois 60601, and any adjournment or postponement thereof. This Proxy Statement and accompanying proxy are being mailed to stockholders on or about April 13, 2000.

       Record Date and Outstanding Shares. The board of directors has fixed the close of business on April 10, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and vote at, the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, the Company had outstanding 30,274,667 shares of Common Stock, par value $.001 per share, including attached preferred stock purchase rights (the "Common Stock"). Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. As of the Record Date, none of the Company's Preferred Stock, par value $.001 per share (the "Preferred Stock"), was outstanding.


       Voting of Proxies. Dr. George Calhoun and Ms. Cynthia Quigley, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the board of directors of the Company to serve in such capacity. Dr. Calhoun and Ms. Quigley are officers of the Company. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the board of directors contained in this proxy statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.


       Required Vote. The affirmative vote of a plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominees for director. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon (30,274,667 shares as of the Record Date) is required to approve the amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"). The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve the amendment and restatement (the "Amendment and Restatement") of the Company's Amended and Restated 1993 Stock Option Plan (the "1993 Stock Option Plan").

       Quorum; Abstentions and Broker Non-Votes. A majority of the shares of Common Stock issued and outstanding as of the Record Date is required to transact business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the meeting.

       Abstentions and broker non-votes will be included in determining the presence of a quorum. Abstentions and broker non-votes have no effect on the election of directors, but will have the same effect as votes "against" the proposal to approve the amendment to the Certificate of Incorporation. In the case of the Amendment and Restatement of the 1993 Stock Option Plan, abstentions will have the effect of votes against the proposition, but broker non-votes will have no effect on the outcome.

       Stockholder List. A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder for any purpose germane to the Annual Meeting during ordinary business hours commencing April 30, 2000 and continuing through the date of the Annual Meeting at the principal offices of the Company, 451 Kingston Court, Mt. Prospect, Illinois 60056.

                       WHO CAN HELP ANSWER YOUR QUESTIONS?

         If you have questions about the annual meeting or would like additional copies of this proxy statement, you should contact our proxy solicitor:

                            Mackenzie Partners, INC.
                                156 Fifth Avenue
                            New York, New York 10010
                          By telephone: (212) 929-5500
                          By facsimile: (212) 929-0308
                    By email: www.proxy@mackenziepartners.com
                                       Or
                         Call Toll Free: (800) 322-2885


                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         We make forward-looking statements in this document. These forward-looking statements are subject to risks and uncertainties, including those that are enumerated under the heading "Risk Factors" in the Company's Annual Report to Stockholders on Form 10-K for the year ended December 31, 1999 and the uncertainty as to whether certain discussions by the Company will lead to, or result in consummation of any strategic business opportunities. Such risks and uncertainties could cause actual results to differ materially from those projected. Therefore, there can be no assurance that such statements will prove to be correct. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "plans," "believes," "anticipates," "expects" and "intends," or the negative of such terms and similar terminology. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


       The board of directors currently consists of five directors. Article Seven of the Certificate of Incorporation provides that the board of directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, two Class I directors are to be elected for a term of three years expiring at the 2003 Annual Meeting of Stockholders. The board of directors recommends that the stockholders vote for the election of the nominees named in this proxy statement to continue to serve as a director of the company. See "Nominees for Election" below.


       The three directors whose terms of office expire in 2001 and 2002 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See "Other Directors" below.

       If at the time of the Annual Meeting a nominee should be unable or decline to serve, a proxy named on the proxy card accompanying this Proxy Statement will vote for such substitute nominee as the board of directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the board, as the board recommends. The board of directors has no reason to believe that the nominees will be unable or will decline to serve as directors if elected.

                              NOMINEES FOR ELECTION

       The name of each nominee for the office of director, together with certain information concerning such nominees, is set forth below:

                                                                     SERVED AS
NAME                AGE          POSITION WITH COMPANY            DIRECTOR SINCE

George Calhoun..... 47    Director and Chief Executive Officer         1999

Samuel Perlman..... 30                  Director                       1999


       Dr. Calhoun has served as a Director and as the Chief Executive Officer of the Company since November 1999. He has more than 20 years of experience in high-tech wireless systems development, beginning in 1980 as the co-founder of InterDigital Communications Corporation (formerly IMM Corporation), where he participated in the development of the first commercial application of digital TDMA radio technology, and introduced the first wireless local loop system to the North American telecommunications industry. While at InterDigital, Dr. Calhoun held a number of executive positions, including Senior Vice-President of the North American business unit, Senior VP of technology & strategy, and President of IMM Technology, an intellectual property and licensing subsidiary. In 1992, Dr. Calhoun joined Geotek Communications to help lead its technology development program for a spread spectrum frequency hopping radio system for fleet applications. Dr. Calhoun was a Director and Vice-Chairman of Geotek (which filed for reorganization under Chapter 11 of the Federal Bankruptcy Code in 1998), and served as the Chairman of the company's engineering joint venture in Israel, PowerSpectrum Technologies, Ltd. until 1998. In 1998, Dr. Calhoun founded Davinci Solutions, LLC, a consulting firm focused on wireless and Internet technology companies. Dr. Calhoun is also Chairman of ExpertCall LLC, an Internet start-up focused on B2B customer care applications. He is the author of two technical books on digital wireless technology, and of the forthcoming Third Generation Wireless Systems: Volume I, Post-Shannon Architectures. Dr. Calhoun holds a Ph.D. in Systems Science from the Wharton School at the University of Pennsylvania, as well as a B.A. from the same university.

       Mr. Perlman has served as a director of the Company since November 1999. He is chairman of the Audit Committee and a member of the Compensation Committee of the Company's board of directors. Since 1997 he has been a Portfolio Analyst at Stonington Management Corporation ("Stonington"). In that capacity, Mr. Perlman provides services for the benefit of Elliott Associates, L.P. ("Elliott Associates") and Westgate International, L.P. ("Westgate"). Elliott Associates and Westgate are institutional investment firms having combined capital of $1.3 billion, and are two of the three principal investors in the Company. Prior to joining Stonington, Mr. Perlman was an Associate in the Corporate Finance Groups at Bear Stearns & Co. and Needham & Company. Mr. Perlman holds an M.B.A. with Honors from the University of Chicago Graduate School of Business and a B.S. in Economics from the Wharton School of the University of Pennsylvania.


                                 OTHER DIRECTORS

       The following persons will continue to serve as directors of the Company after the Annual Meeting until their respective terms expire (as indicated below) or until their successors are duly elected and qualified.

                                                                  SERVED AS
                                                                  DIRECTOR       TERM
NAME                  AGE        POSITION WITH COMPANY             SINCE        EXPIRES

Howard S. Hoffman..   46                Director                    1998         2001
Tom L. Powers......   63                Director                    1996         2001
Mark D. Brodsky....   46   Director and Chairman of the Board       1999         2002

       Mr. Hoffmann has served as a director of the Company since July 1998. He is currently a principal of Nightingale & Associates, LLC, a management consulting firm. Mr. Hoffmann has over 20 years of financial, operational and general management experience in a wide range of industries including computer hardware and software, consumer products, financial services, distribution and transportation. He joined Nightingale & Associates in 1990 after serving as interim Chief Financial Officer of two privately held businesses. Mr. Hoffmann began his career with Irving Trust Company as a commercial lending officer and later served as Vice President, Corporate Lending at Bank of America in the high technology group. More recently, he served as Chief Financial Officer of Applications Systems, Inc., an information technology firm operating in seven European countries, and as interim Chief Financial Officer and Chief Operating Officer of a $100 million consumer products company with international operations. Mr. Hoffmann is a member of the Audit Committee.

       Mr. Powers has served as a director of the Company since October 1996. He is currently an adjunct professor of the Advanced Manufacturing Center at New Mexico State University (which he served as associate director until March 1999) in Las Cruces, New Mexico, as well as a consultant to a number of companies. From 1989 to 1991, Mr. Powers was President of the cellular systems business unit of AT&T Network Systems Group, now known as Lucent Technologies, Inc. Under his leadership, the business unit became the market leader in wireless infrastructure equipment in the United States, opened markets internationally and introduced the industry's first digital cellular system. In 1983, he became Vice President of AT&T and Philips Telecommunications B.V., a joint venture located in the Netherlands. He joined AT&T in 1958 as a member of the technical staff of Bell Laboratories and went on to management positions in consumer products, customer switching systems engineering and network planning. Mr. Powers is a member of the Compensation Committee and serves as its Chairman.

       Mr. Brodsky has served as a director of the Company since November 1999 and was previously a director between June 1998 and March 1999. Since 1996 he has been a Portfolio Manager at Stonington, which is described above. Prior to joining Stonington, Mr. Brodsky served for two years as a vice president and partner at Dickstein Partners, L.P., another investment institution. Before that, he practiced law for 16 years, primarily at Kramer, Levin, Naftalis & Frankel in New York City, where he was a partner for several years. Mr. Brodsky holds a J.D. degree, cum laude, from Harvard Law School and an M.A. and B.A. in Political Science, summa cum laude, from the University of Pennsylvania.

       Securityholders' Right to Designate Directors. The Securities Purchase Letter Agreement dated as of November 5, 1999 by and between the Company, Elliott Associates, Westgate and Alexander Finance, LP ("Alexander" and with Elliott Associates and Westgate, the "Investors"), as amended (the "Letter Agreement"), granted the Investors the right to designate for selection as members of the Company's board of directors up to two-thirds of the Company's board of directors and affords the Investors the right to accelerate the Investor Notes in the event that, with certain exceptions, and after specified periods, such selections are not appointed or elected as directors. The board of directors accepted the resignations of board members Robert Mitchum and Terry Parker on November 5, 1999, expanded the board to six members and, effective November 8, 1999, appointed Mark Brodsky and Samuel Perlman of Elliott Associates and George Calhoun of DaVinci Partners, each a designee of the Investors, to the Company's board of directors. Mr. Howard Hoffman, who was designated by the Investors (and other investors in the Company) in July, 1998 to be a director of the Company pursuant to designation rights under the terms of the Securities Purchase Agreement dated as of May 15, 1998, between the Company, the Investors and other investor named therein, has served on the board since that time and continues as a director. On November 24, 1999, upon the resignation of Dr. Edward W. Laves as CEO and a director, the board of directors decreased the size of the board to five members.

       Director Compensation. During 1999, the Company did not provide any cash compensation to its directors for their service on the board of directors. Each director of the Company who is not an employee of the Company (a "Non-Employee Director") participates in the 1993 Stock Option Plan. The 1993 Stock Option Plan provides for the automatic grant of non-qualified stock options ("NQSOs") to purchase 10,000 shares of Common Stock at the reported closing price of the Common Stock on the date of each Non-Employee Director's initial election to the board of directors. Assuming stockholder approval of Proposal 3, on the date of each annual meeting of the stockholders of the Company, each Non-Employee Director who is re-elected or continues to serve as a director because his or her term has not expired shall be automatically granted NQSOs to purchase 10,000 shares of Common Stock in consideration of his or her service on the board of directors, provided that no such automatic grant shall be made to a Non-Employee Director who is first elected to the board of directors at the first such meeting or was first elected to the board of directors within three months prior to such annual meeting. These stock options vest in three equal annual installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.

       The 1993 Stock Option Plan was amended in April 1999 to provide that each Non-Employee Director may also be granted additional stock options at the discretion of the board; provided, however, that during any calendar year, stock options for no more than 100,000 shares of Common Stock may be granted to any individual Non-Employee Director. The terms of such discretionary stock option grants shall be determined by the board.

       On November 5, 1999, the board of directors amended the 1993 Stock Option Plan to suspend the automatic grants of options to Non-Employee Directors during the period commencing on November 5, 1999 and ending on the date of effectiveness, if any, of an amendment to the Company's Certificate of Incorporation providing for at least 120,000,000 authorized shares of Common Stock. In the event such an amendment is adopted, the 1993 Stock Option Plan provides that any automatic grants of options that would otherwise have been made during such period shall be made on the first business day following the effective date of the amendment to Certificate of Incorporation authorizing at least 120,000,000 shares of Common Stock. Effectiveness of the amendment contained in Proposal 3 would result in the suspended grants being automatically awarded.

       On March 15, 2000, the board of directors amended the 1993 Stock Option Plan, among other things, (i) to increase the maximum number of shares for which stock options may be issued to any individual Non-Employee Director during any calendar year from 100,000 to 500,000 and (ii) to modify the annual automatic option grants to provide that continuing Non-Employee Directors shall automatically receive an option to purchase 10,000 shares of Common Stock on the date of the annual meeting of the stockholders of the Company. Before this change, the 1993 Stock Option Plan provided for an automatic grant of options to purchase not less than 3,000 nor more than 10,000 shares of Common Stock, as determined by the board of directors on the date of the annual stockholder's meeting.

       On December 10, 1999, the Company granted stock options to purchase 50,000 shares of common stock to each of Messrs. Brodsky, Hoffmann, Perlman and Powers. Such stock options are subject to a one-year vesting period, have an exercise price of $0.4531 per share and expire on December 10, 2009. Also on December 10, 1999, the Company granted a stock option to purchase 100,000 shares of common stock to Dr. Calhoun on the same terms.

       On March 24, 2000 the Company granted stock options to purchase an additional 500,000 shares of Common Stock to Dr. Calhoun. These options vest according to the following schedule - 10% after one year, 20% after two years, 30% after three years and 100% after four years. The exercise price is the price of the stock on the date of the grant (i.e. March 24, 2000).

       All Non-Employee Directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.

       Meetings. During the year ended December 31, 1999, the board of directors held 17 meetings. Each director attended at least 75% of the aggregate of the number of board meetings (during the period of his service as a director) and the total number of meetings of committees on which he served that were held (during the period of his service as a member of such committee) during 1999.

       Committees of the Board of Directors. The board of directors has established an Audit Committee and a Compensation Committee, each of which is comprised entirely of Non-Employee Directors. The Audit Committee consists of Messrs. Perlman (Chairman) and Hoffmann. The Compensation Committee consists of Messrs. Powers (Chairman) and Perlman. The Company does not have a standing Nominating Committee.

       The Audit Committee generally has responsibility for recommending independent auditors to the board of directors for selection, reviewing the plan and scope of the accountants' audit, reviewing the Company's audit and control functions, oversight of the Company's insider trading policy and reporting to the full board of directors regarding all of the foregoing. The Audit Committee held two meetings in 1999.

       The Compensation Committee generally has responsibility for recommending to the board of directors guidelines and standards relating to the determination of executive compensation, reviewing the Company's executive compensation policies and reporting to the full board of directors regarding the foregoing. The Compensation Committee also has responsibility for administering the 1993 Stock Option Plan, determining the number of options to be granted to the Company's executive officers and employees pursuant to the 1993 Stock Option Plan and reporting to the full board of directors regarding the foregoing functions. The Compensation Committee held six formal meetings in 1999. See "Report of the Compensation Committee of the Board of Directors."


                               EXECUTIVE OFFICERS

       Set forth below is a table identifying executive officers of the Company who are not identified in the tables entitled "Election of Directors - Nominees for Election" or "- Other Directors." Biographical information for Dr. Calhoun is set forth above under "Nominees for Election".

NAME                                      AGE      POSITION WITH COMPANY
----                                      ---      ---------------------

Dennis M. Craig...................        41       President
Cynthia Quigley...................        40       Chief Financial Officer
Amr Abdelmonem....................        34       Chief Technology Officer


       Mr. Craig joined the Company in December 1996 and served initially as Vice President, Engineering and Manufacturing. He was appointed President on November 24, 1999. Before joining the Company, Mr. Craig was at Motorola, Inc., where he served as Manufacturing and Technical Operations Manager in the Component Products Division, where his responsibilities included the management of engineering, process engineering, manufacturing operations and development of new product platforms. Prior to joining Motorola, Mr. Craig spent 4 years at Northrop/Grumman Defense Systems Division, leading teams to develop numerous cost reduction and production process improvement programs. He holds a B.S. degree in mechanical engineering from the University of Illinois at Chicago and an M.B.A. degree from Lake Forest Graduate School of Management. He currently holds two patents.

       In addition to acting as Chief Financial Officer for Illinois Superconductor Corporation since August, 1999, Cynthia T. Quigley is a partner of Tatum CFO Partners, LLP in the Chicago area. Prior to joining Tatum CFO, Ms. Quigley was the Chief Financial Officer for Chart House Enterprises, Inc., a 60 unit, $150 million NYSE restaurant company. Before joining Chart House, Ms. Quigley held two positions in Boston, Massachusetts. She served as the Vice President of Finance for Allied Domecq Retailing USA (Baskin Robbins/Dunkin Donuts), a $3 billion subsidiary of its British parent. Before that, she served as Senior Vice President of Strategic Development for DAKA International, a $600 million restaurant/foodservice company. Earlier in her career she held various consulting/technical positions in management consulting (Hewitt Associates) where she specialized in Executive Compensation, accounting (Arthur Andersen & Co.) where she worked in litigation consulting and audit, and commercial banking (Northern Trust Co.) where she performed cash management consulting for bank clients. She also spent five years at Kraft General Foods in various financial positions. Ms. Quigley holds a B.A. in Economics and Political Science from Duke University and an M.B.A. from the University of Chicago in finance. She also studied at Oxford University and is a Certified Public Accountant in the State of Illinois.

       Dr. Abdelmonem joined the Company in January 1995 as Filter Engineer and was promoted to Director of Engineering in August 1998 and to Vice President of Development Engineering in March 1999. Before joining the Company, Dr. Abdelmonem was an engineer with Exxon Corporation in Egypt. Subsequently, he was affiliated with the University of Maryland in a number of research and teaching positions where much of his research focused on semi-conductor laser and advanced filter design. Dr. Abdelmonem earned his B.S. and M.S. degrees in Electrical Engineering from Ain-Shams University in Cairo, Egypt, and his Ph.D. from the University of Maryland. Much of his research focused on semi-conductor laser design, superconducting technology and advanced filter design. Dr. Abdelmonem is a Senior Member of the IEEE and has published numerous documents for industry conferences and trade journals. He holds three patents and has four patent applications pending.

       The board of directors elects officers annually and such officers, subject to the terms of certain employment agreements, serve at the discretion of the board. See "Executive Compensation and Certain Transactions - Employment Agreements." Messrs. Craig and Abdelmonem had employment agreements that expired on December 31, 1999. The Company intends to negotiate new employment agreements with those officers. The Company also intends to negotiate an agreement with Dr. Calhoun. Ms. Quigley has an existing employment agreement. There are no family relationships among any of the directors or officers of the Company.

       Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers (as defined under Section 16(a)), directors and persons who own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during 1999, all of the Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons, except that Dr. Calhoun filed a late Form 3 and Ms. Quigley filed late Forms 3, 4 and 5.


                 EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS


       The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1999, 1998 and 1997 of (i) each person who served as the chief executive officer of the Company during 1999 and (ii) the three other most highly compensated (based on combined salary and bonus) executive officers of the Company whose total salary and bonus exceeded $100,000 during 1999 (collectively, the "Named Officers").



                           SUMMARY COMPENSATION TABLE


                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                          ANNUAL COMPENSATION           AWARDS (1)
                                                      ----------------------------- -------------------
                                                                                        SECURITIES         ALL OTHER
                                                                                        UNDERLYING        COMPENSATION
      NAME AND PRINCIPAL POSITION            YEAR       SALARY ($)     BONUS ($)        OPTIONS (#)            ($)
----------------------------------------- ----------- --------------- ------------- ------------------- -----------------
                                             1999         $4,730        $10,000          100,000(3)           $0
GEORGE CALHOUN (2)                           1998            n/a          n/a              n/a                n/a
   Chief Executive Officer                   1997            n/a          n/a              n/a                n/a

                                             1999       $189,615           0             100,000               0
TED LAVES (3)                                1998       $186,590           0             100,000               0
   Former Chief Executive Officer            1997       $170,000           0                0                  0

                                             1999       $116,345           0              69,575               0
AMR ABDELMONEM (4)                           1998        $95,675           0              5,000                0
   Chief Technical Officer                   1997        $51,000           0                0                  0

                                             1999       $150,575           $0             95,000               $0
DENNIS M. CRAIG (5)                          1998       $141,760           $0             70,000               $0
   President                                 1997       $130,000           $0               0                  $0

                                             1999        $69,325        $12,000           30,000               0
CYNTHIA QUIGLEY (6)                          1998            n/a          n/a              n/a                n/a
   Chief Financial Officer                   1997            n/a          n/a              n/a                n/a

(1) None of the Named Officers had any restricted stock holdings as of December 31, 1999.

(2) Dr. Calhoun commenced employment with the Company in December 1999.

(3) Dr. Calhoun was granted options to purchase an additional 500,000 shares of stock on March 24, 2000. See "OTHER DIRECTORS -- Director Compensation" above.

(4) Dr. Laves tendered, and the board of directors accepted in November 1999, his resignation as a director and as chairman of the board, chief executive officer and president of the Company.

(5) Mr. Amr Abdelmonem was elected chief technical officer of the Company by the Board on December 10, 1999.

(6) Mr. Craig was elected president of the Company by the Board in November 1999.

(7) Ms. Quigley commenced employment with the Company in August 1999.

                              OPTION GRANTS IN 1999

       The following table contains information concerning the grant of stock options by the Company to the Named Officers during 1999. There were no stock appreciation rights granted in 1999.


                                                      PERCENTAGE
                                                       OF TOTAL
                                       NUMBER OF       OPTIONS                                 POTENTIAL REALIZABLE
                                        SHARES        GRANTED TO    EXERCISE                 VALUE AT ASSUMED ANNUAL
                                      UNDERLYING      EMPLOYEES      OR BASE                   RATES OF STOCK PRICE
                                    OPTIONS GRANTED   IN FISCAL       PRICE     EXPIRATION   APPRECIATION FOR OPTION
               NAME                     (1) (#)          YEAR       ($/SHARE)    DATE (1)            TERM (2)
----------------------------------- ---------------- ------------- ------------ ------------ -------------------------
                                                                                               5% ($)       10% ($)
                                                                                             ------------ ------------
George Calhoun ...............         100,000(3)       5.17%        $0.4531     12/10/09      28,495       72,212

Ted Laves (4).................         100,000          5.17%        $0.5625     05/10/09      35,375       89,648

Amr Abdelmonem (5)............          69,575          3.59%          (4)          (4)        27,207       68,947

Dennis M. Craig...............          95,000          4.91%        $0.5625     05/10/09      33,611       85,166

Cynthia Quigley...............          30,000          1.55%        $0.5625     10/05/09      10,614       26,894


(1) Subject to certain restrictions, these options vest over a one-year period. The grant dates are ten years prior to the respective expiration date.

(2) Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains are dependent on the future performance of the Common Stock and the option holder's continued employment throughout the vesting period. The amounts reflected in the table may not necessarily be achieved.

(3) Dr. Calhoun was granted options to purchase an additional 500,000 shares of stock on March 24, 2000. See "OTHER DIRECTORS -- Director Compensation" above.

(4) Dr. Laves' options expired upon his resignation in November 1999.

(5) Dr. Abdelmonem was granted stock options four times in 1999, as follows:

            Number of Shares     Exercise Price     Expiration Date
            ----------------     --------------     ---------------
                 1,000              $ 1.125              1/14/09
                30,000              $  0.75              4/12/09
                13,575              $0.5625              5/10/09
                25,000              $  0.48             11/15/09

                           YEAR-END 1999 OPTION VALUES

       The following table provides information concerning the Named Officers' unexercised options at December 31, 1999. None of the Named Officers exercised any stock options, or held or exercised any stock appreciation rights, during 1999.


                                          NUMBER OF SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                                        UNEXERCISED OPTIONS AT YEAR-END               IN-THE-MONEY OPTIONS AT
                                                    1999(#)                            YEAR-END 1999 ($) (1)
                                       -------------------------------------------------------------------------------
NAME                                      EXERCISABLE        UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
George Calhoun..................               0                100,000             $     0            $151,570

Ted Laves (2)...................               0                   0                $     0            $      0

Amr Abdelmonem..................              2,396               2,604             $ 1,423            $  1,546

Dennis M. Craig.................             33,542              36,458             $ 9,435            $ 10,256

Cynthia Quigley.................             30,000                0                $42,189            $      0


(1) The value per option is calculated by subtracting the exercise price from the closing price of the Common Stock on the Nasdaq OTC Bulletin Board on December 31, 1999 (the last business day of 1999) of $1.9688.

(2) Under the terms of his stock options, Dr. Laves had 30 days within which to exercise such options following his resignation from the Company on November 24, 1999. Dr. Laves did not choose to exercise his stock options in that period.

       Employment Agreements. Effective July 1, 1998, the Company entered into an employment agreement with Dr. Laves. The agreement terminated on December 31, 1999 and stipulated an annual base salary of $200,000. Dr. Laves resigned as Chief Executive Officer, President and Chairman of the Board on November 24, 1999. Effective November 9, 1998, the Company entered into an employment agreement with Mr. Craig. The agreement, which terminated on December 31, 1999, provided for an annual base salary of $150,000. Effective April 12, 1999, the Company entered into an employment agreement with Dr. Abdelmonem. The agreement, which terminated on December 31, 1999, provided for an annual base salary of $120,000. Each of the aforementioned agreements included a provision for a bonus to be paid at the discretion of the Board of Directors, severance payments if the executive is terminated other than for "Cause" (as defined in such agreement), and certain non-competition and confidentiality provisions. Effective August 11, 1999, the Company entered into an employment agreement with Ms. Quigley and Tatum CFO Partners LLP. The agreement provides for a base salary of $175,000, plus a quarterly bonus of up to 33% of Ms. Quigley's base salary. The Company has agreed to compensate Dr. Calhoun with an annual base salary of $175,000, effective February 1, 2000. The Company intends to negotiate employment agreements with Dr. Calhoun, Mr. Craig and Dr. Abdelmonem.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

       The following report of the Compensation Committee is provided solely to stockholders of the Company pursuant to the requirements of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, and shall not be deemed to be "filed" with the Securities and Exchange Commission for the purpose of establishing statutory liability. This Report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this Proxy Statement.

       The objectives of the Compensation Committee in determining the levels and components of executive compensation are (i) providing executives with both cash and equity incentives to further the interests of the Company and its stockholders, (ii) compensating them at appropriate levels with a recognition of compensation levels of executive officers at other high technology companies at a comparable stage of development, and (iii) attracting outstanding executive officers to the Company. Generally, the compensation of all executive officers is composed of a base salary plus a discretionary bonus based upon achievement of specified goals. In addition, the Company grants stock options, from time to time in its discretion, to base potential compensation on stockholder return and to provide for compensation based upon the Common Stock performance over time.

       The Compensation Committee determined the terms of employment agreements for each of Mr. Craig, Dr. Abdelmonem and Dr. Laves. The Compensation Committee will determine the final terms of the employment agreements the Company intends to negotiate with Dr. Calhoun, Mr. Craig and Dr. Abdelmonem. In determining the base salaries of the executive officers, the Compensation Committee considered the performance of each executive, the nature of the executive's responsibilities, the salary levels of executives at high technology companies at a comparable stage of development, including other publicly held companies that are developing products using superconducting materials, and the Company's general compensation practices.

       Discretionary bonuses for each of the Company's executive officers are based on achievement of specified goals of the Company and are a function of the criteria which the Compensation Committee believes appropriately take into account the specific areas of responsibility of the particular officer.

       The Compensation Committee typically grants stock options to executive officers and other employees in order to provide a long-term incentive which is directly tied to the performance of the Company's stock. These options provide an incentive to maximize stockholder value because they reward option holders only if stockholders also benefit. The exercise price of these stock options is the fair market value of the Common Stock on the dates of grant. Vesting periods are used to retain key employees and to emphasize the long-term aspect of contribution and performance. In making stock option grants to executives under the 1993 Stock Option Plan, the Compensation Committee considers a number of factors, including the performance of the executive, achievement of goals, the responsibilities of the executive, review of compensation of executives in high technology companies at a comparable stage of development, and review of the number of stock options each executive currently possesses. Stock options were granted to Dr. Laves in May 1999, to Mr. Craig in May 1999, to Dr. Calhoun in December 1999 and to Dr. Abdelmonem in January, April, May and November 1999.

       Compliance with Section 162(m). The Compensation Committee generally intends for compensation paid to the executive officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) provides that compensation paid to the executive officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes. However, this limitation does not apply to performance-based compensation, provided that certain conditions are satisfied. Although the Company's policy is generally to preserve the federal income tax deductibility of compensation paid, the Compensation Committee retains the authority to approve payments that may not be deductible if it believes that such payments are in the best overall interests of the Company and its stockholders.


                                           COMPENSATION COMMITTEE
                                           ----------------------
                                           Tom L. Powers (Chairman)
                                           Samuel Perlman

                                PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns during the period commencing on January 1, 1995 for the Company, the Nasdaq Market Composite Index and the Hambrecht & Quist Technology Sector Communication Index (the "H&Q Communication Index"). The comparison assumes that $100 was invested on January 1, 1995 in the Company's Common Stock and in each index, and assumes the reinvestment of all dividends, if any.


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                      AMONG ILLINOIS SUPERCONDUCTOR CORP.,
                NASDAQ MARKET INDEX AND H&Q COMMUNICATION INDEX



                     ASSUMES $100 INVESTED ON JAN. 1, 1995
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1999


                         1/1/95    12/31/95  12/31/96  12/31/97   12/31/98  12/31/99
                         ------    --------  --------  --------   --------  --------
Illinois Superconductor   100.00    200.00    201.47      21.32     11.76      23.16
H&Q Communication Index   100.00    159.36    182.84     173.10    255.56     799.78
NASDAQ Market Index       100.00    129.71    161.18     197.16    278.08     490.46

                                   PROPOSAL 2

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
               TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL STOCK AND THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
             AND THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK

       Effective March 6, 2000, the board of directors proposed and unanimously recommended for approval by the Company's stockholders an amendment to the Certificate of Incorporation to increase the total number of shares of authorized capital stock of the Company from 60,100,000 shares to 250,300,000 shares by increasing the number of authorized shares of Common Stock from 60,000,000 shares to 250,000,000 shares and by increasing the number of authorized shares of Preferred Stock from 100,000 shares to 300,000 shares (the "Charter Amendment"). The Company's stockholders are asked to approve the Charter Amendment.

       The proposed Charter Amendment provides that the first sentence of
Article 4 of the Certificate of Incorporation be amended to read in its entirety as follows:

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Fifty Million, Three Hundred Thousand (250,300,000), of which Two Hundred Fifty Million (250,000,000) shares are of a class designated "Common Stock" (referred to in this certificate as "Common"), and Three Hundred Thousand (300,000) shares are of a class designated "Preferred Stock" (referred to in this certificate as "Preferred").

Reasons for the Proposal to Increase the Authorized Shares of Common Stock

       General. It is important to the Company's future that the amendment to the Certificate of Incorporation be approved. Stockholders are urged to consider the following:

- Approval of the proposed Charter Amendment will allow the Company to use its Common Stock to undertake future financings and pursue strategic business opportunities. The board of directors believes that the flexibility to engage in such transactions is essential to the Company's growth and viability.


- Equity-based compensation is a key aspect of the Company's hiring and retention strategy. The additional shares of capital stock authorized by the proposed Charter Amendment may be used by the Company to attract and retain qualified directors, officers and other employees.


- Late in 1999, the Company entered into a Letter Agreement to close a financing transaction entailing the issuance and modification of certain convertible notes and warrants. To facilitate this financing, the Company agreed to amend its Certificate of Incorporation to increase its authorized capital stock.


       Failure to approve the amendment could have material adverse effects on the Company. As described below, the terms of the November financing provide that if the Company does not increase its authorized capital stock, Elliott Associates, Westgate and Alexander will have the right to redeem their notes at a price that, given the Company's current financial state, we would not likely be able to pay.

       Background. As of March 31, 2000, there were 60 million authorized shares of Common Stock of which 30,274,670 shares of Common Stock were issued and outstanding. In addition, as of such date, there were 68,651,855 shares of Common Stock reserved for issuance (with the reservation of 38,926,525 shares of the 68,651,855 so reserved conditioned upon approval of the Charter Amendment) as follows:



- 2,422,980 shares of Common Stock reserved for issuance under the 1993 Stock Option Plan, which represents a maximum of 2,511,468 shares issuable under the Plan, less 88,488 shares exercised under the Plan.




- 175,129 shares of Common Stock reserved for issuance pursuant to certain outstanding warrants issued by the Company prior to November 5, 1999 to investors in the Company other than the Investors (the "Other Warrants"); and




- 66,053,746 shares of Common Stock reserved for issuance on conversion of $15,254,741 in aggregate principal amount of the Company's senior convertible notes held by the Investors ("Investor Notes") (including pay in kind interest thereon) and on exercise of the Company's warrants held by the Investors ("Investor Warrants") to acquire an aggregate of 5,074,782 shares of Common Stock.




       As described above, the aggregate number of shares of Common Stock that the Investors would have the right to acquire on exercise of the Investor Warrants and conversion of the Investor Notes (with in-kind interest payments accrued through March 31, 2000) would be 66,053,746 shares, except that the Company does not have sufficient shares of Common Stock authorized to cover such exercises and conversions. Accordingly, by agreement with the Investors, unless and until the Company amends its charter so as to authorize the shares of Common Stock issuable upon such exercise or conversion , the Company's obligation to issue shares of Common Stock upon conversion of the Investor Notes and the exercise of the Investor Warrants (whether or not transferred at any time to any transferee) is limited to the shares reserved, as described above.



       As of March 31, 2000, the Investors had outstanding Investor Notes of $14,604,778 in aggregate principal amount (excluding interest). If the Charter Amendment is not adopted at the annual stockholders' meeting prior to June 30, 2000 (upon which adoption the limitation on conversion and exercise by the Investors is eliminated), the Investors would have the right to have their outstanding Investor Notes redeemed for an amount equal to the greater of (i) the outstanding principal amount at the time the Investor Notes are tendered to the Company (the "Tender Date"), plus accrued and unpaid cash interest on the tendered Investor Notes (at March 31, 2000, such interest would have been $649,963) or (ii) the average closing bid price per share of the Common Stock for the 5 trading days preceding the Tender Date multiplied by the number of shares the Investors would have received if they had been able to convert the outstanding aggregate principal amount of such Investor Notes into shares of Common Stock at a conversion price of $.25 as provided under the terms of the Investor Notes (at March 31, 2000, such amount would have been $426,751,990). The Company, at this time, does not have sufficient liquid assets to comply with such a redemption demand. See Financial Statements and Management

Discussion and Analysis included in the Company's Annual Report to Stockholders on Form 10-K for the year ended December 31, 1999.

       Ability to Pursue Corporate Opportunities. Because all of the Company's 60 million authorized shares of Common Stock are either issued and outstanding, or reserved for issuance, the Company does not have any authorized shares of Common Stock available for issuance in connection with any business purposes, including future financing transactions, acquisitions, strategic business alliances and option grants. Although the Company has the ability to grant additional options, such option grants would require consent of the Investors until the Charter Amendment is approved. Such consent would not be in the interest of the Investors because it would reduce the number of shares available for conversion of their Investor Notes and exercise of their Investor Warrants.

       The board of directors believes that it is desirable and essential for the Company to have available additional authorized but unissued shares of Common Stock to provide the Company with shares of Common Stock to be used for general corporate purposes, including future equity and/or debt financings and/or the pursuit of strategic business opportunities. Approval of the Charter Amendment will provide the Company with the flexibility to consummate potential financings or strategic business opportunities involving the issuance of additional shares of Common Stock, or securities convertible into shares of Common Stock, in a timely manner and to take advantage of other favorable financial or strategic business opportunities. The Company is currently in discussions concerning potential strategic transactions, although there can be no assurance that any such transaction will be consummated. If the Company's stockholders fail to approve the Charter Amendment, the Company will be limited in its ability to act promptly with respect to potential financing or strategic business opportunities which are presented to it.

       The Company is currently conducting discussions with several unrelated parties regarding potential strategic business opportunities, acquisitions or alliances that may take a number of different forms, including contractual licensing relationships or joint venture relationships. These discussions have not developed to a point where a structure or specific terms and conditions have been definitively agreed upon. There can be no assurance that the discussions will lead to any business opportunities or alliances, or that any transactions will be consummated. These discussions may, however, result in agreements, arrangements or alliances that create a need to issue shares of Common Stock. Approval of the Charter Amendment would provide flexibility to the board of directors, without requiring further action or authorization by the stockholders (except as may be required by applicable law or stock exchange or stock market requirements, in the event that at some future time, the Company's stock is listed on a stock exchange or the NASDAQ Small Cap Stock Market to which the Company has submitted an application for listing) to issue additional shares of Common Stock from time to time to respond to the Company's business needs and business opportunities as they arise.

       Ability to Make Option and Other Equity Grants. The board of directors believes that in order to attract and retain qualified Non-Employee Directors, officers and other key employees of the Company, it is essential for the Company to have available additional authorized but unissued shares of Common Stock to reserve for issuance in connection with grants of options and other forms of equity compensation to such employees and Non-Employee Directors. (See also discussion under Proposal 3 regarding the Amendment and Restatement of the Stock Option Plan.)

       On February 15, 2000, four key employees of the Company were granted (i) options on 585,000 shares of Common Stock and (ii) deferred stock units ("DSUs") on 440,000 shares of Common Stock. These option and DSU grants are contingent on stockholder approval of the Charter Amendment and of the Amendment and Restatement of the 1993 Stock Option Plan.

       Ability to Obtain Additional Financing. If the Company cannot issue additional equity to obtain adequate funds when needed, the Company may be required to delay, scale-back or eliminate the manufacturing, marketing or sales of one or more of its products or some or all of its research and development programs. Inadequate funding also could impair the Company's ability to compete in the marketplace. In particular, if the Investors and other investors in the Company are not able to convert their respective Company notes and the Investors do not seek to have their Company notes redeemed, the Company will have substantial debt with maturity dates in 2001 and 2002 that must be refinanced. In addition, if the Company is unable to secure adequate financing during the second quarter of 2000, it will have to substantially reduce its operating plans in order to continue its operations beyond such date. See "Financial Statements" and "Management's Discussion and Analysis" included in the Company's Annual Report to Stockholders on Form 10-K for the year ended December 31, 1999.

       Past Financing. Beginning in 1997, the Company has issued warrants and convertible notes to the Investors in privately placed Company financings, as described below:

- In October, 1997, as part of a transaction in which Elliott Associates and Westgate purchased Series G convertible preferred stock for $3.5 million, which Series G preferred stock they have since converted into Common Stock, Elliott Associates and Westgate also purchased the "G Warrants" for 34,782 shares;

- On May 15, 1998, the Investors purchased for an aggregate price of $9 million an aggregate of $9 million in initial principal amount (out of a private placement of an aggregate of $10.35 million initial principal amount) of senior convertible notes (the "May Notes") and warrants exercisable for an aggregate of 3.6 million shares of Common Stock (out of an aggregate private placement of warrants exercisable for an aggregate of
     4.14 million shares of Common Stock (the "May Warrants");

- On March 31, 1999, the Investors purchased, for an aggregate price of $3 million, an aggregate of $3 million initial principal amount (out of a private placement of an aggregate of $3.3 million initial principal amount) of senior convertible notes due May 15, 2002 (the "March Notes") and warrants exercisable for an aggregate of 1.2 million shares of Common Stock (out of an aggregate private placement of warrants exercisable for an aggregate of 1.32 million shares of Common Stock ("March Warrants"); and

- Concurrently, with the issuance of the March Notes, the Company amended certain terms of $5.5 million in initial principal amount of the May Notes ("Amended May Notes"), of which $5 million in aggregate initial principal of such Amended May Notes were held by the Investors, and the May Warrants exercisable for an aggregate of 2.2 million shares of Common Stock (the "Amended May Warrants"), of which Amended May Warrants for an aggregate of 2 million shares of Common Stock were held by the Investors.

       The tables below show information, at November 4, 1999, concerning the terms of the May Notes, Amended May Notes, March Notes, May Warrants, Amended May Warrants, March Warrants and G Warrants held by the Investors.

                  Notes Held by Investors at November 4, 1999

-----------------------------------------------------------------------------------------------------
                                                                                 SHARES ISSUABLE UPON
                          AGGREGATE ORIGINAL               INTEREST  CONVERSION      CONVERSION OF
NOTE                       PRINCIPAL AMOUNT     DATE DUE     RATE      PRICE         PRINCIPAL(1)
-----------------------------------------------------------------------------------------------------
May Notes (2)             $4,000,000 (2)        5/15/02       2%       $ 1.50         2,666,668 (2)
Amended May Notes (2)     $5,000,000 (2) (3)    5/15/02       6%       $1.125         4,444,445 (2) (3)
March Notes (2)           $3,000,000 (2)        5/15/02       6%       $1.125         2,666,668 (2)

NOTES:

(1) The numbers in this column include only shares of Common Stock issuable upon conversion of the aggregate initial principal amount of the respective notes. Such numbers do not include the shares of Common Stock issuable upon conversion of any accrued in-kind interest payable at the time of such conversion.

(2) Each of Elliott Associates and Westgate purchased 27.78% and Alexander purchased 44.44% of the aggregate initial principal amount of each of the May Notes, the March Notes and the Amended May Notes shown on the table. (Other investors purchased $1,650,000 of aggregate principal amount of such notes.)

(3) Does not reflect conversion, on May 21, 1999, by each of Elliott Associates and Westgate of $100,000 in principal amount (plus in-kind interest accrued until May 21, 1999 on such amount) at a conversion price of $1.125 to 93,157 shares of Common Stock.



                                 Warrants Held by Investors at November 4, 1999
----------------------------------------------------------------------------------------------------
                                                                EXERCISE PRICE      AGGREGATE
WARRANTS                    SHARES ISSUABLE    EXPIRATION DATE    PER SHARE      EXERCISE PRICE
----------------------------------------------------------------------------------------------------
May Warrants (1)                1,600,000 (1)      5/15/01         $   3.75        $6,000,000 (1)
Amended May Warrants (1)        2,000,000 (1)      3/31/02         $ 1.4625        $2,925,000 (1)
March Warrants (1)              1,200,000 (1)      3/31/02         $ 1.4625        $1,755,000 (1)
G Warrants                         34,782 (2)     10/29/01         $10.0625        $  349,994 (2)

NOTES:

(1) Each of Elliott Associates and Westgate has a right to purchase 27.78% and Alexander has a right to purchase 44.44% of the aggregate shares issuable under each of the Amended May Warrants, May Warrants and March Warrants shown on the table.

(2) Elliott Associates and Westgate each has a right to purchase 50% of the aggregate shares issuable under the G Warrants and each is responsible for payment of 50% of the aggregate exercise price upon exercise of the G Warrants.

 - On November 5, 1999, the board of directors, in order to address the Company's critical lack of liquidity, approved the terms of a new financing transaction ("November Financing") with the Investors in which they purchased, for an aggregate price of $1 million, $1.0 million in aggregate initial principal amount of senior secured convertible notes due January 2, 2001 at an interest rate of 10% and a conversion price of $0.25 and Company warrants exercisable at a price of $0.25 per share for an aggregate of 400,000 shares of Common Stock. The Investors also received the right ("Additional Investment Option"), but not the obligation, to invest up to an additional $5 million during the next nine months on the same terms, of which they invested $1 million in December, 1999. The Company's notes and warrants issued to the Investors in the November Financing in November and December, 1999, and March 2000, are referred to collectively as the November Notes and the November Warrants.



     At the same time as the November Financing, the conversion and exercise prices, respectively, of the Company's notes and warrants held by the Investors at the time of the November Financing were reduced to $0.25 per share. Those notes and the November Notes (and any additional notes issued under the Additional Investment Option) are secured by a pledge of the Company's assets.



- On March 27, 2000 the Investors, pursuant to the Additional Investment Option, purchased an additional $4.0 million in aggregate initial principal amount of senior secured convertible notes due January 2, 2001 at an interest rate of 10% and a conversion price of $0.25. At the same time, the Investors purchased Company warrants exercisable at a price of $0.25 per share for an aggregate of 1,600,000 shares of Common Stock.


 - The tables below show information at March 31, 2000 concerning the terms of the outstanding May Notes, Amended May Notes, March Notes, May Warrants, Amended May Warrants, March Warrants and G Warrants, each as amended by the November Financing, and the outstanding November Notes and outstanding November Warrants held by the Investors.



                     Investor Notes as of March 31, 2000(1)



--------------------------------------------------------------------------------------------------------------
                                                                                                 CONVERSION
                            OUTSTANDING                                                       SHARES ISSUABLE
                        AGGREGATE PRINCIPAL                                                   UPON CONVERSION
   INVESTOR NOTES             AMOUNT            DATE DUE    INTEREST RATE  CONVERSION RATE     OF PRINCIPAL (2)
--------------------------------------------------------------------------------------------------------------
May Notes                   $4,550,000          5/15/02          2%           $0.25             18,200,000
Amended May Notes           $1,054,778          5/15/02          6%           $0.25              4,219,112
March Notes                 $3,000,000          5/15/02          6%           $0.25             12,000,000
November Notes              $6,000,000 (3)      1/2/01           10%          $0.25             24,000,000


NOTES:


(1) Each of Elliott Associates and Westgate purchased 27.78% and Alexander purchased 44.44% of the aggregate initial principal amount of each of the May Notes, the March Notes, the Amended May Notes and the November Notes shown on the table. (Other investors purchased $1,650,000 of aggregate principal amount.) As of March 31, 2000, each of Elliott Associates and Westgate held 26.8% and Alexander held 46.4% of such outstanding notes.



(2) The numbers in this column include only shares of Common Stock issuable upon conversion of the outstanding principal amount of the respective Investor Notes. Such numbers do not include the shares of Common Stock issuable upon conversion of any accrued in-kind interest payable at the time of such conversion.

                 INVESTOR WARRANTS AS OF MARCH 31, 2000 (1)



----------------------------------------------------------------------------------------------------
                                                                EXERCISE PRICE       AGGREGATE
INVESTOR WARRANTS           SHARES ISSUABLE   EXPIRATION DATE      PER SHARE      EXERCISE PRICE
----------------------------------------------------------------------------------------------------
G Warrants (2)                   34,782          10/29/01            $0.25           $  8,696
May Warrants                  1,111,112           5/15/01            $0.25           $277,778
Amended May Warrants            288,888           3/31/02            $0.25           $ 72,222
March Warrants                1,200,000           3/31/02            $0.25           $300,000
November Warrants             2,400,000           11/5/04            $0.25           $600,000



NOTES:


(1) Each of Elliott Associates and Westgate has a right to purchase 27.78% and Alexander has a right to purchase 44.44% of the aggregate shares issuable under each of the Amended May Warrants, May Warrants, March Warrants and November Warrants set forth on this table. As of March 31, 2000, each of Elliott Associates and Westgate held 34.0% and Alexander held 32.0% of such outstanding warrants.



(2) Elliott Associates and Westgate each has a right to purchase 50% of the aggregate shares issuable under the G Warrants and each is responsible for payment of 50% of the aggregate exercise price upon exercise of the G Warrants.



       If the Charter Amendment is approved at the annual stockholders' meeting by June 30, 2000, the Investors will have the right to convert or exercise, respectively, their Investor Notes and Investor Warrants into shares of Common Stock set forth in the tables above titled "Notes Held by Investors at March 31, 2000" and "Warrants Held by Investors at March 31, 2000," subject to certain contractual limitations not currently applicable.


       The November Financing also grants the Investors certain registration rights with respect to the Common Stock issuable on the conversion of the November Notes and November Warrants, similar to their registration rights with respect to Common Stock issuable on exercise of their other Company notes and warrants.


       The November Financing restricts the Company's ability to incur additional debt and defers from the second quarter of 2000 to the second quarter of 2001 the Company's obligation to achieve break-even or positive operating income; the Company's failure to meet that obligation would constitute a default under the Investors' May Notes, Amended May Notes, March Notes (as amended) and November Notes (including $5 million in notes acquired pursuant to the Additional Investment Option). In that event, the Investors would have the right to have their Notes redeemed on the terms described above under "- Background."


       The November financing also granted the Investors certain rights to designate directors. See "Other Directors - Securityholders' Right to Designate Directors."

       Effect of Increase. The additional shares of Common Stock may be issued, subject to certain exceptions, by the board of directors at such times, in such amounts and upon such terms as the board of directors may determine without further approval of the stockholders. The Company's current stockholders could suffer a dilution of voting rights and tangible book value per share of the Common Stock as the result of any such issuance of Common Stock depending on the number of shares issued and the terms and conditions of the issuance. For example, as of March 31, 2000, the Investors have the right to acquire 66,053,746 shares (including any shares payable as in-kind interest) upon conversion of Investor Notes and exercise of Investor Warrants at exercise and conversion prices of $.25, which would result in dilution of net tangible book value per share if the exercises or conversions occurred at a time when the Company's net tangible book value per share exceeded $.25. However, such conversions or exercises at December 31, 1999 would not have diluted the Company's tangible cash value per share at that date because the Company's net tangible book value at that date was negative $9,291,712. Issuance of Common Stock at a price less than the market price at the time of issuance is dilutive to the per share market value.


REASONS FOR THE PROPOSAL TO INCREASE AUTHORIZED SHARES OF PREFERRED STOCK

       The additional shares of Preferred Stock would and the additional shares of Common Stock could have an "anti-takeover" effect in that they could discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. Such shares of Common Stock could be issued for the purpose of making more difficult, time-consuming or costly an acquisition of a controlling interest in the Company deemed undesirable by the board of directors, even if such acquisition is desired by certain stockholders of the Company. The Company does not, however, currently intend to issue shares of Common Stock for such purpose.

       The Company's stockholders have no preemptive rights to subscribe for additional shares of Common Stock when issued.

       In February 1996, the board of directors of the Company adopted a stockholders rights plan (the "Rights Plan"). In connection with the adoption of the Rights Plan, the board of directors created one series of Preferred Stock, consisting of 10,000 shares of Series A Junior Participating Preferred Stock (the "Series A Preferred"). Pursuant to the Rights Plan, a Series A Right is associated with, and trades with, each share of Common Stock outstanding. The record date for distribution of such Series A Rights was February 22, 1996 (the "Series A Record Date") and, for so long as the Series A Rights are associated with the Common Stock, each new share of Common Stock issued by the Company will include one Series A Right. The board of directors has determined that the authorized shares of Series A Preferred must be increased commensurate with the proposed increase in the number of shares of Common Stock.

       Description of Series A Junior Participating Preferred Stock. Each share of the Series A Preferred, when and if issued, entitles the holder thereof to receive dividends equal to 1,000 times the dividends per share declared with respect to the Common Stock. Holders of the Series A Preferred are entitled to exercise 1,000 votes per share on all matters submitted to a vote of stockholders and, except as otherwise required by law, vote together with the holders of Common Stock as a single class. In the event of liquidation, such holders would receive a preference of 1,000 times the aggregate amount to be distributed per share to the holders of Common Stock. In general, each share of the Series A Preferred is intended to have a value and voting rights equal to 1,000 shares of Common Stock, and appropriate anti-dilutive adjustments will be made in accordance with the terms of such Series A Preferred in the event of certain changes in Common Stock.

       Each Series A Right will entitle its holder to purchase one-thousandth of a share of Series A Preferred of the Company for $200 (subject to adjustment). The Series A Rights are not exercisable until the earlier of (i) ten days after any person or group becomes the beneficial owner of 15% or more of the outstanding Common Stock or (ii) 10 business days (unless extended by the board of directors) after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the Common Stock.

       If any person or group acquires 15% or more of the Common Stock outstanding (the "Shares Acquisition Date"), each holder of a Series A Right (except the acquiring party) has the right to receive, upon exercise, (i) shares of Common Stock of the Company having a market value of two times the exercise price of the Series A Right and (ii) one Series B Right (Series A Rights and Series B Rights are hereinafter collectively referred to as the "Rights"). The board of directors has the option, after the Shares Acquisition Date but before there has been a 50% acquisition of the Company, to exchange both (i) one share of Common Stock (or one-thousandth of a share of preferred stock) and (ii) one Series B Right, for each Series A Right (other than Series A Rights held by an acquiring party). If, after the Series A Rights become exercisable, the Company is involved in a merger or other business combination, or if the Company sells or transfers more than 50% of its assets or earning power, or if an acquiring party engages in certain "self-dealing" transactions with the Company, each Series A Right and Series B Right then outstanding (other than Rights held by an acquiring party) will be exercisable for common stock of the other party to such transaction having a market value of two times the exercise price of the Right. The Company has the right to redeem the Series A Rights for $.01 per Series A Right (the "Redemption Price") prior to the Shares Acquisition Date. The Series B Rights, once issued, are not redeemable. The Rights expire on February 9, 2006.

                            COMMON STOCK MARKET PRICE


       The Common Stock has been quoted, since April 1999, on the Nasdaq OTC Bulletin Board under the symbol "ISCO." From 1993 until April 1999, the Common Stock was quoted on the Nasdaq National Market. As of April 10, 2000, there were approximately 270 record holders and approximately 35,000 beneficial holders of Common Stock.


MARKET PRICES

       The following table shows, for the periods indicated, the reported high and low sale prices for the Common Stock.

                                     TABLE 6
                            Common Stock Market Price
-------------------------------------------------------------------------------


                                              HIGH          LOW         CLOSE
                                          -------------------------------------
1998:
  First Quarter....................        $3.875       $ .875       $1.50
  Second Quarter...................        $3.25        $1.156       $1.75
  Third Quarter....................        $1.96875     $ .8125      $1.375
  Fourth Quarter...................        $1.78125     $ .75        $1.00
1999:
  First Quarter....................        $1.6875      $ .9375      $ .9375
  Second Quarter...................        $1.50        $ .46875     $ .75
  Third Quarter....................        $1.125       $ .50        $ .6875
  Fourth Quarter...................        $2.0625      $ .328125    $1.96875
2000:
  First Quarter....................        $49.453      $0.875       $6.875

                   INTERESTS OF CERTAIN PERSONS IN THE MATTERS
                         TO BE ACTED UPON AT THE MEETING

       You should be aware that directors, officers and principal stockholders of the Company may have interests in the proposed Charter Amendment, including those described below, that are different from, or in addition to, your interests as a stockholder. The board of directors was aware of these potential or actual conflicts of interest and considered them, along with the other matters described herein under the section headed "REASONS FOR THE PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK." Mr. Brodsky is a director and chairman of the board of the Company and provides management services to Elliott Associates and Westgate. Mr. Perlman is a director of the Company and provides management services to Elliott Associates. Elliott Associates, Westgate and the third Investor, Alexander, are the principal beneficial owners of the Company's common stock and have certain rights to elect directors of the Company. See "Security Ownership of Certain Beneficial Owners and Management."

       The Charter Amendment is being proposed for adoption in part because of the commitment that the Company made to these investors to authorize additional shares of common stock. The additional shares are needed to enable the Company to comply with its obligations to these investors. At the time the Company's commitment was given, Messrs. Brodsky and Perlman were not directors of the Company.


       The ability of Elliott Associates and Westgate to avail themselves of the full conversion and exercise rights of their Notes and Warrants is dependent upon adoption of the Charter Amendment. If the Charter Amendment is approved, each of Elliott Associates, Westgate and Alexander has the right to convert or exercise, respectively, its Investor Notes and Investor Warrants as shown in the tables above titled "Investor Notes as of March 31, 2000" and "Investor
Warrants as of March 31, 2000." However, as discussed above, if the Charter Amendment is not approved, Elliott Associates and Westgate have the right to cause these Notes to be redeemed by the Company for cash at prices derived from the conversion value inherent in their Notes (although, at the present time, the Company is not financially capable of honoring such a redemption). Whether or not the Charter Amendment is approved (and subject to the Company's ability to meet a redemption demand), at the current market value of the Company's Common Stock, the value of Elliott Associates' and Westgate's investment in the Company is derived primarily from the value of the Company's Common Stock.


       Messrs. Brodsky and Perlman, because of their respective positions with Elliott Associates, owe duties to Elliott Associates in addition to the duties each owes as a director of the Company to the stockholders of the Company. At times, each may be confronted by issues, including the proposed Charter Amendment, that present them with potentially conflicting interests and obligations.

       Mr. Craig and Dr. Abdelmonem, each an executive officer of the Company, were granted stock options and DSUs, subject to stockholder approval of the Charter Amendment and Proposal 3, described below.

       The beneficial ownership of Common Stock by each of the directors and executive officers of the Company is set forth under the section headed "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" on pages 32 through 35 of this proxy statement.

       THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED CHARTER AMENDMENT IS IN THE BEST LONG-TERM INTERESTS OF STOCKHOLDERS AND THEREFORE RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE CHARTER AMENDMENT TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL STOCK AND THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK.

                                   PROPOSAL 3

                     AMENDMENT TO THE 1993 STOCK OPTION PLAN

         On August 19, 1993, the board of directors adopted the Illinois Superconductor Corporation 1993 Stock Option Plan (the "Old Plan") pursuant to which options to acquire up to 380,000 shares of Common Stock were authorized for issuance. In 1994, the size of the Old Plan was increased to reserve an aggregate of 455,000 shares of Common Stock. This increase reserved 375,000 shares of Common Stock for issuance to employees and consultants and 80,000 shares for Non-Employee Directors. In 1994, the Old Plan was amended and restated and the stockholders of the Company approved the Old Plan, as amended and restated (the "1993 Stock Option Plan"). In 1995, stockholders approved an increase of an additional 200,000 shares to be reserved for issuance to employees and consultants under the 1993 Stock Option Plan. In 1996, stockholders approved a further increase of 400,000 shares to be reserved for issuance to employees and consultants under the 1993 Stock Option Plan. In 1997, stockholders approved an increase of an additional 650,000 shares, of which 600,000 were reserved for issuance to employees and consultants and 50,000 shares were reserved for issuance to Non-Employee Directors. In 1999, stockholders approved an increase of an additional 806,468 shares to be reserved for issuance under the 1993 Stock Option Plan to employees, consultants and Non-Employee Directors bringing the total number of shares of Common Stock reserved for issuance under the Plan to 2,511,468 shares. On November 5, 1999, the 1993 Stock Option Plan was amended to temporarily suspend automatic grants of options to Non-Employee Directors, as described below.

         On March 15, 2000, the board of directors authorized and approved the amendment and restatement ("Amendment and Restatement") of the 1993 Stock Option Plan, subject to stockholder approval at the Annual Meeting. The Amendment and Restatement (1) provides for the grant of deferred stock units ("DSUs"), (2) provides for an additional 3,500,000 shares to be reserved for issuance under the 1993 Stock Option Plan; (3) provides for an increase in the maximum number of shares for which stock options may be granted to any individual employee, consultant or Non-Employee Director during any calendar year from 100,000 to 500,000 and limits the number of shares for which DSUs may be granted to any individual employee during any calendar year to 150,000, (4) provides that except as otherwise provided in an award agreement, options and DSUs granted to employees and consultants on or after February 15, 2000 will vest upon the employee's or consultant's termination of employment following a change of control of the Company if the employee's or consultant's employment is terminated by the Company without cause (as defined in the Amendment and Restatement) or by the employee or consultant for good reason (as defined in the Amendment and Restatement), (5) modifies the circumstances under which a change in board membership will constitute a change of control under the plan; and (6) modifies the provisions relating to the Non-Employee Directors' annual automatic option grants to provide that continuing Non-Employee Directors shall automatically receive an option to purchase 10,000 shares of Common Stock on the date of the annual meeting of the stockholders of the Company (modified from a range of 3,000 to 10,000 shares of Common Stock, as determined by the board of directors on the date of the annual stockholder's meeting).

         The Amendment and Restatement set forth in Exhibit A identifies the changes made to the 1993 Stock Option Plan since November 5, 1999 (the date of the most recent amendment to the 1993 Stock Option Plan prior to March 15,
2000).

         Assuming the approval of Proposal 3 by the stockholders and approval of the Charter Amendment, if options or DSUs for all 6,011,468 shares of Common Stock available under the 1993 Stock Option Plan were issued and exercised (or vested, in the case of DSUs), such shares would constitute approximately 18.2% of the issued and outstanding Common Stock as of March 15, 2000 without giving effect to shares reserved for issuance on exercise of warrants and conversion of notes, and

5.8% of the issued and outstanding Common Stock as of that date on a fully converted basis. The board believes that the size of the 1993 Stock Option Plan, as set forth in Exhibit A, is appropriate.

         The board of directors believes that the well recognized benefits of stock option plans outweigh any burden to the stockholders arising from the award of stock options and DSUs, and include (i) the ability to attract and retain qualified engineering, technical and administrative personnel, as well as Non-Employee Directors, in the face of an increasingly competitive hiring environment; (ii) the encouragement of the acquisition by key employees and Non-Employee Directors of a proprietary interest in the Company; (iii) the ability to fashion attractive incentive awards based upon the performance of the Company and the price for the Common Stock; and (iv) better alignment of the interests of employees, Non-Employee Directors and consultants with the interests of the Company's stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF THE 1993 STOCK OPTION PLAN, AND BELIEVES THAT THE AMENDMENT AND RESTATEMENT IS APPROPRIATE TO COMPENSATE EMPLOYEES, NON-EMPLOYEE DIRECTORS AND CONSULTANTS.

         The following brief summary of certain features of the Amendment and Restatement of the Stock Option Plan is qualified in its entirety by reference to the full text of the Amendment and Restatement, which is set forth in Exhibit A.

         Summary of Provisions. The 1993 Stock Option Plan is administered by the Compensation Committee of the board of directors which is authorized in its discretion, subject to the provisions of the 1993 Stock Option Plan, to allocate options to such employees (including officers), consultants and Non-Employee Directors of the Company as the Compensation Committee may select and to determine the number of shares covered by, and terms of, each option. Currently, up to 31 employees (including four officers) and four Non-Employee Directors are eligible. The Compensation Committee is comprised of Non-Employee Directors. Subject to stockholder approval of the Charter Amendment and of Proposal 3, during any calendar year, options for no more than 500,000 shares of Common Stock shall be granted to any individual employee, consultant or Non-Employee Director and deferred stock units ("DSUs") for no more than 150,000 shares of Common Stock shall be granted to any individual Employee. An employee who has been granted an option may be granted additional options and/or DSUs. Certain stock options (as described below) were granted to a group of key management personnel in 1999, including Non-Employee Directors and officers of the Company.

         The 1993 Stock Option Plan provides that Non-Employee Directors will receive an the automatic grant of non-qualified stock options ("NQSOs") to purchase 10,000 shares of Common Stock at the reported closing price of the Common Stock on the date of each Non-Employee Director's initial election to the board of directors. Assuming stockholder approval of Proposal 3 on the date of each annual meeting of the stockholders of the Company, each Non-Employee Director who is re-elected or continues to serve as a director because his or her term has not expired shall be automatically granted NQSOs to purchase 10,000 shares of Common Stock in consideration of the Non-Employee Director's service on the board, provided that no such automatic grant shall be made to a Non-Employee Director who is first elected to the board of directors at the first such meeting or was first elected to the board of directors within three months prior to such annual meeting. Prior to the adoption of the Amendment and Restatement, the 1993 Stock Option Plan provided that the number of shares of Common Stock for which the annual automatic option grants would be made would be no less than 3,000 nor more than 10,000 shares of Common Stock, as determined by the board on the date of the annual meeting of the stockholders of the Company. These stock options vest in three equal annual installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.

         The 1993 Stock Option Plan was amended April 1999 to provide that each Non-Employee Director may also be granted additional stock options at the discretion of the board; provided, however, that during any calendar year, stock options for no more than 100,000 (increased to 500,000 subject to stockholder approval of Proposal 3) shares of Common Stock may be granted to any individual Non-Employee Director. The terms of such discretionary stock option grants shall be determined by the board.

         On November 5, 1999, the board of directors amended the 1993 Stock Option Plan to suspend the automatic grants of options to Non-Employee Directors during the period commencing on November 5, 1999 and ending on the date of effectiveness, if any, of an amendment to the Company's Certificate of Incorporation providing for at least 120,000,000 authorized shares of Common Stock. In the event such an amendment is adopted, the 1993 Stock Option Plan provides that any automatic grants of options that would otherwise have been made during such period shall be made on the first business day following the effective date of the amendment to Certificate of Incorporation authorizing at least 120,000,000 shares of Common Stock. Accordingly, if the proposed Charter Amendment is adopted at the annual meeting, automatic grants that would have been made since November 5, 1999 will be issued on the first business day after effectiveness of the Charter Amendment.

         Assuming stockholder approval of Proposal 3, an aggregate of 6,011,468 shares of Common Stock, which may be authorized and unissued or treasury shares, will be available for issuance under the 1993 Stock Option Plan. If any option granted under the 1993 Stock Option Plan shall expire or terminate for any reason without having been exercised in full, or if any DSUs granted under the 1993 Stock Option Plan are forfeited, options or DSUs for the unpurchased or forfeited shares subject thereto may again be granted under the 1993 Stock Option Plan.

         Assuming stockholder approval of Proposal 3, an employee may be granted deferred stock units ("DSUs"), entitling the employee, without any payment in cash or property, to receive shares of Common Stock in one or more installments at a future date or dates. DSUs shall be non-transferable and may be conditioned on such matters as the Compensation Committee may determine, including continued employment or attainment of performance goals. No shares of Common Stock will be issued at the time an award of DSUs is made and the Company is not required to set aside a fund for the payment of any such award. The Company will establish a separate recordkeeping account for the employee and will record in such account the number of DSUs awarded to the employee. The Compensation Committee may permit employees to further defer receipt of shares of Common Stock payable with respect to DSUs.

         An employee has no right to vote as a stockholder in respect of DSUs awarded pursuant to the 1993 Stock Option Plan until the shares of Common Stock attributable to such DSUs have been issued to the employee. The Compensation Committee may determine whether and to what extent to pay dividend equivalents to grantees of DSUs.

         An employee will receive one share of Common Stock for each vested DSU on such date or dates and/or upon the occurrence of such event as the Compensation Committee may specify in the award agreement or on such later date as may be elected by the grantee in a deferral election made accordance with the rules and procedures established by the Compensation Committee. Upon an employee's termination of employment for any reason, the employee will immediately forfeit all rights with respect to any nonvested DSUs credited to his or her account.

         Any options may be exercised in whole or in part at such times and upon such terms and conditions as the Compensation Committee shall determine, in accordance with the 1993 Stock Option Plan. If approved by the Compensation Committee, payment may be made by (i) delivering Common Stock already owned by the option holder; (ii) executing and delivering a note satisfactory to the Compensation Committee; (iii) authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the option having a total fair market value on the date of delivery equal to the exercise price of such option; (iv) delivery of cash by a broker-dealer to whom the option holder has submitted an irrevocable notice of exercise; and (v) any combination of the foregoing.

         Options granted under the 1993 Stock Option Plan may be assigned or transferred by will or laws of descent or distribution, or otherwise, only if the option agreement entered into by the option grantee and the Company in connection with the option grant so provides. If an option holder's employment by the Company, or term as director, ends, the option, to the extent exercisable at such time, may be exercised until the earlier of the expiration date of the option or the time specified in the option agreement. To the extent such option is not exercisable at the date of such termination, the option shall terminate.

         The price at which the Common Stock may be purchased pursuant to the exercise of each option under the 1993 Stock Option Plan is determined by the Compensation Committee in its sole discretion, but may not in any event be less than its fair market value on the date of grant. On March 15, 2000, the closing price of a share of the Common Stock on the Nasdaq OTC Bulletin Board Market was $9.7812 per share. No stock option shall be exercisable later than the tenth anniversary date of its grant.

         Upon the occurrence of certain circumstances, such as a stock dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the Company will appropriately adjust the number of shares available under the 1993 Stock Option Plan, the number of shares covered by outstanding DSUs and options, the exercise price of such outstanding options and, assuming the stockholders approve Proposal 3, the maximum number of shares for which options or DSUs may be granted to any individual during any calendar year.

         The Compensation Committee is authorized to construe the provisions of the 1993 Stock Option Plan and to adopt rules and regulations for administering the 1993 Stock Option Plan. The board of directors or the Compensation Committee may amend or terminate the 1993 Stock Option Plan from time to time in such respects as it shall deem advisable; provided that, to the extent necessary to comply with the applicable rules and regulations of the stock exchange or market on which the Common Stock is then listed for trading or with Section 422 of the Internal Revenue Code, the Company shall obtain stockholder approval of any such amendment. Any such amendment or termination of the 1993 Stock Option Plan shall not affect any options already granted and such options shall remain in full force and effect as if the plan had not been amended or terminated, unless mutually agreed otherwise between the option holder and the Compensation Committee, which agreement must be in writing and signed by the option holder and the Company. No options may be granted under the 1993 Stock Option Plan on or after August 31, 2003.

         The Amendment and Restatement of the 1993 Stock Option Plan would change the vesting provisions for options and DSUs granted to employees and consultants on or after February 15, 2000. The 1993 Stock Option Plan provides for the full vesting of options upon a change of control of the Company. Effective for options and DSUs granted to employees and consultants on or after February 15, 2000 and prior to a change of control, such options and DSUs will not automatically vest upon a change of control but, except as otherwise provided in an award agreement, such options and DSUs will vest upon the employee's or consultant's termination of employment after the change of control if the employee's or consultant's employment is terminated by the Company without cause (as defined in the Amendment and Restatement) or by the employee for good reason (as defined in the Amendment and Restatement). This change does not apply to any options granted to Non-Employee Directors or to any options granted to employees or consultants prior to February 15, 2000.

         Under the change of control definition in the 1993 Stock Option Plan, a change of control is deemed to have occurred, among other things, if, during any period of any two consecutive years,

-    individuals who were directors at the beginning of the period, and

- any new directors whose election or nomination for election was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved (directors at the beginning of the period and directors whose election or nomination meets such approval requirements are referred to as "Continuing Directors")


cease to constitute a majority of the board of directors.

         The Amendment and Restatement of the 1993 Stock Option Plan would delete language in the change of control definition that excludes from the "Continuing Director" category directors designated by a person who has agreed with the Company to acquire more than 25% of its outstanding voting securities from a person other than the Company, even if such designated directors are approved by a vote of two-thirds of the Continuing Directors. Although such an acquisition would itself be a change of control, this change would eliminate the acceleration of the change of control that would occur, absent the change, if, prior to acquiring the securities, the person, with approval of two-thirds of the Continuing Directors, designated a majority of the directors.

         In the event of the proposed dissolution or liquidation of the Company, each option will terminate, and each nonvested DSU will be forfeited, immediately prior to the consummation of the proposed action, unless otherwise provided by the Compensation Committee. Deferred shares of Common Stock payable with respect to vested DSUs shall be issued to the employee immediately prior to the consummation of the proposed liquidation or dissolution. The Compensation Committee may, in the exercise of its sole discretion, declare that any option shall terminate as of a date fixed by the Compensation Committee and give the option holder the right to exercise his or her option, including any portion of the option which is not then exercisable.

         As of February 14, 2000, stock options for 1,907,497 shares (net of cancellations) have been granted under the terms of the 1993 Stock Option Plan. On February 15, 2000, DSUs for 440,000 shares and stock options for 585,000 shares with an exercise price of $ 4.1875 per share were granted to four officers, subject to approval of the Charter Amendment and Proposal 3 by the stockholders of the Company.

         The following table furnishes information on grants of options and DSUs on February 15, 2000 that are contingent on stockholder approval of Proposal 3 and the Charter Amendment. Such persons will be eligible for additional grants of stock options and/or DSUs in the event of such approvals, but the amounts and terms thereof are not determinable.

                                NEW PLAN BENEFITS
                             1993 STOCK OPTION PLAN


                                                                                                                STOCK OPTIONS
                                                                            DEFERRED STOCK UNITS (1)                 (2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                         DOLLAR VALUE          NUMBER OF          NUMBER OF
                         NAME AND POSITION                                  ($) (3)              SHARES            SHARES
------------------------------------------------------------------------------------------------------------------------------------
Dennis M. Craig, President.........................................       $1,173,744            120,000            205,000

Amr Abdelmonem, Chief Technology Officer...........................       $1,173,744            120,000            180,000

Non-Executive Officer Employee Group...............................       $1,956,240            200,000            200,000

Non-Executive Director Group (4)...................................            0                     0             200,000

---------------------------

(1) DSUs for 440,000 shares of the Company's Common Stock were granted to four executive officers on February 15, 2000. The closing price per share of the Company's Common Stock on the date of grant on the NASDAQ OTC Bulletin Board was $4.1875 per share. Under the terms of the February 15, 2000 grants, 10% of the DSUs vest on February 15, 2001, 20% vests on February 15, 2002, 30% vests on February 15, 2003 and the final 40% vests on February 15, 2004.

(2) Options for 585,000 shares of the Company's Common Stock were granted to four executive officers on February 15, 2000 with an exercise price of $4.1875 per share, the closing price per share of the Company's Common Stock on the NASDAQ OTC Bulletin Board on the date of grant. Under the terms of February 15, 2000 option grants, 10% of the options become exercisable on February 15, 2001, 20% of the options become exercisable on February 15, 2002, 30% of the options become exercisable on February 15, 2003 and the remaining 40% of the options become exercisable on February 15, 2004.

(3) The reported dollar value of the DSU grants is equal to the number of DSUs granted times the closing price of $9.7812 per share of the Company's Common Stock on March 15, 2000 on the NASDAQ OTC Bulletin Board.

(4) The stock option grants to members of the non-executive director group are described in greater detail above under "Other Directors - Director Compensation."

         Effect of Federal Income Taxation. Stock options granted under the 1993 Stock Option Plan may be either incentive stock options intended to qualify under Section 422 of the Code ("ISOs") or NQSOs. The following summary of tax consequences with respect to the DSUs and stock options that may be granted under the 1993 Stock Option Plan is not comprehensive and is based upon laws and regulations in effect on March 13, 2000. Such laws and regulations are subject to change.

         There are generally no federal income tax consequences either to the option holder or to the Company upon the grant of a stock option. On exercise of an ISO, the option holder will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the option holder under the alternative minimum tax provisions of the Code. Generally, if the option holder disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the option holder will recognize compensation income and the Company will then be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the option holder will be treated as a capital gain. On exercise of a NQSO, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will generally be taxable to the option holder as compensation income and will generally be deductible for tax purposes by the Company. The dispositions of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the option holder, but will have no tax consequences for the Company. See "Report of Compensation Committee of the Board of Directors" for the description of the implications of Section 162(m) of the Code.

         Under Federal tax law, there are generally no Federal income tax consequences to employees of the Company due to the grant of DSUs. In the absence of a deferral election, the employee will generally recognize compensation income when the employee's right to the shares of Common Stock to which the DSUs relate are no longer subject to a substantial risk of forfeiture. The amount of compensation income the officer recognizes is equal to the fair market value of the shares that cease to be subject to a substantial risk of forfeiture as of the date the risk of forfeiture lapses. If, however, the employee elects to defer receipt of all or any portion of such shares subject to DSUs in accordance with the provisions of the 1993 Stock Option Plan, the employee will not recognize compensation income until the employee receives the shares. The amount of compensation income recognized with respect to any shares subject to DSUs deferred under the 1993 Stock Option Plan will equal the fair market value of the shares at the time the employee receives the shares. Subject to limitations under Code Section 162(m) of the Code (discussed below), the Company will be entitled to a tax deduction at the time and in the amount that the employee recognizes compensation income. The employee's basis in any shares of Common Stock received with respect to DSUs granted under the 1993 Stock Option Plan will equal the amount of compensation income recognized by the employee and the employee's holding period on any shares received will begin when the employee receives the shares.

         Social Security and Medicare taxes with respect to the DSUs are payable at the time the DSUs are no longer subject to a substantial risk of forfeiture even if the employee elects to defer receipt of the shares. The amount of compensation taken into account for purposes of Social Security and Medicare taxes will equal the fair market value of the shares of Common Stock as of the date on which the risk of forfeiture with respect to such shares lapses. The amount of annual compensation that is subject to Social Security taxes is limited to $76,200 in 2000 (subject to cost of living increases in later years). There is no limit on the amount of compensation subject to Medicare taxes. Neither DSUs nor the delivery of Common Stock with respect to DSUs will be subject to Social Security or Medicare taxes attributable to any period after the DSUs vest.

         Section 162(m) of the Code provides that compensation payable to the chief executive officer of the Company or to any of the four other highest-paid executive officers of the Company as of the end of any taxable year in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes. While performance-based compensation meeting certain requirements is not subject to the compensation limitation under Section 162(m), the shares issued in respect of DSUs will not qualify as performance-based compensation for purposes of Section 162(m). Accordingly, to the extent that an executive officer's compensation in any taxable year (taking into account any shares of Common Stock delivered in respect of DSUs granted under the 1993 Stock Option Plan and excluding any performance-based or other compensation not taken into account under Section 162(m)) exceeds $1,000,000, the Company would not be entitled to a Federal income tax deduction with respect to the portion of such compensation that exceeds $1,000,000.

         If a disqualified individual (i.e., an officer, shareholder or highly compensated individual) receives any payments or rights (including payments under a DSU Agreement) which are contingent upon a "change of control," such payments may constitute "excess parachute payments" under Section 2080G of the Code. A disqualified individual will be subject to an excise tax (in addition to ordinary income tax liability) on the amount of such excess parachute payments and the Company will not be allowed to deduct such excess parachute payments. Payments under the DSU Agreements will be considered contingent on a change of control to the extent that the change of control accelerates the vesting of DSUs.

                                   PROPOSAL 4

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The board of directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP, independent certified public accountants, as auditors of the Company's financial statements for 2000. Ernst & Young LLP has acted as auditors for the Company since the Company's inception in October 1989.

         The board of directors has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the board of directors' appointment of Ernst & Young LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the board of directors will interpret this as an instruction to seek other auditors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

         It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


        Beneficial Ownership. The following table sets forth, as of February 29, 2000 (except as otherwise indicated), certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, (iii) each Named Officer and (iv) all Company executive officers and directors as a group. Except as shown below, the address of each of the persons in the table is c/o the Company at its principal executive office.




                                                Beneficial Ownership
----------------------------------------------------------------------------------------------------------------------

                                                                       NUMBER OF SHARES           PERCENT OF SHARES
                       NAME AND ADDRESS                             BENEFICIALLY OWNED (1)       BENEFICIALLY OWNED
----------------------------------------------------------------------------------------------------------------------
Alexander Finance, LP (5)..................................             29,907,329                     58.3%
   1560 Sherman Avenue
   Evanston, Illinois  60201

Westgate International, L.P. (2)(3)(4).....................             18,138,700                     46.0%
   c/o Midland Bank Trust Corporation
   (Cayman) Limited
   P.O. Box 1109
   Mary Street, Grand Cayman
   Cayman Islands, British West Indies

Elliott Associates, L.P. (2)(3)(4).........................             18,138,700                     46.0%
   712 Fifth Avenue
   New York, New York 10019

Amr Abdelmonem.............................................                 82,150                        *
Mark Brodsky...............................................           See Footnote (6)                    0%
George Calhoun.............................................                210,000                        *
Dennis Craig (7)...........................................                 66,750                        *
Howard S. Hoffmann (8).....................................                  3,333                        *
Ted Laves (9)..............................................                      0                        0%
Samuel Perlman.............................................           See Footnote (10)                   0%
Tom L. Powers (11).........................................                  7,734                        *
Cynthia Quigley (12).......................................                 30,000                        *
All executive officers and directors as a group
     (9 persons) (13)......................................                399,967                      1.9%


* Denotes beneficial ownership of less than one percent.

NOTES

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, under which shares that can be acquired by a person within 60 days (but not shares that can be acquired by others) are deemed to be owned by him and to be outstanding for purposes of determining such person's beneficial ownership. Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


(2) The Company believes that as of March 31, 2000, Elliott Associates', Westgate's and Martley International, Inc.'s ("Martley") aggregate beneficial ownership of Common Stock equaled 36,277,405 shares. The Company further believes that, as of March 31, 2000, Elliott Associates had sole voting and investment power with respect to 18,138,705 shares of Common Stock. The Company believes Elliott Associates held the following securities of the Company (the "Elliott Shares") (i) 60,500 shares of Common Stock held outright; (ii) $833,334 face principal amount of the March Notes, which, together with accrued interest thereon, are convertible into 3,538,440 shares of Common Stock; (iii) $125,000 face principal amount of the May Notes, which, together with accrued interest thereon, are convertible into 518,427 shares of Common Stock; (iv) $1,288,889 face principal amount of the Amended May Notes, which, together with accrued interest thereon, are convertible into 5,559,361 shares of Common Stock; (v) $1,666,668 face principal amount of the November Notes, which, together with accrued interest thereon, are convertible into 6,744,586 shares of Common Stock; (vi) November Warrants exercisable for 666,666 shares of Common Stock; (vii) March Warrants exercisable for 333,334 shares of Common Stock; (viii) Amended May Warrants exercisable for 555,556 shares of Common Stock; (ix) May Warrants exercisable for 144,444 shares of Common Stock; and (x) G Warrants exercisable for 17,391 shares of Common Stock. (The March Notes, May Notes, Amended May Notes, March Warrants, May Warrants, Amended May Warrants and G Warrants are all as amended by the November Financing.)



(3) The Company believes that as of March 31, 2000, Elliott Associates', Westgate's and Martley's aggregate beneficial ownership of Common Stock equaled 36,277,405 shares. The Company further believes that, as of March 31, 2000, Westgate and Martley had shared voting and investment power with respect to 18,138,700 shares. The Company believes that Westgate and Martley held the following securities of the Company (the "Westgate Shares") (i) 60,500 shares of Common Stock held outright; (ii) $833,333 face principal amount of the March Notes which, together with accrued interest thereon, are convertible into 3,538,436 shares of Common Stock;
      (iii) $125,000 face principal amount of May Notes which, together with accrued interest thereon, are convertible into 518,427 shares of Common Stock; (iv) $1,288,889 face principal amount of Amended May Notes which, together with accrued interest thereon, are convertible into 5,559,361 shares of Common Stock; (v) $1,666,668 face amount of November Notes which, together with accrued interest thereon, are convertible into 6,744,586 shares of Common Stock; (vi) November Warrants exercisable for 222,222 shares of Common Stock; (vii) March Warrants exercisable for 333,333 shares of Common Stock; (viii) Amended May Warrants exercisable for 555,555 shares of Common Stock; (ix) May Warrants exercisable for 144,445 shares of Common Stock; and (x) G Warrants exercisable for 17,391 shares of Common Stock. (The March Notes, May Notes,

      Amended May Notes, March Warrants, May Warrants, Amended May Warrants and G Warrants are all as amended by the November Financing.)

(4) The amount of shares of Common Stock into which convertible notes and warrants of Elliott Associates, Westgate and Martley are each convertible or exchangeable is subject to the provision contained in the Investor Notes and Investor Warrants that the amount of shares of Common Stock into which such Investor Notes and Investor Warrants are each convertible or exchangeable is limited to that amount which would result in such Investor and its affiliates together having beneficial ownership of Common Stock not exceeding 9.99% of all of the outstanding shares of Common Stock (the "Ownership Limitation"); provided that (i) the Investor shall have the right, at any time and from time to time, to reduce the Ownership Limitation applicable to it immediately upon written notice to the Company, (ii) the Investor shall have the right to increase its Ownership Limitation and otherwise waive in whole or in part the related restrictions upon 61 days prior notice to the Company and immediately upon written notice to the Company in the event of an occurrence or notice of an intended or pending Business Combination or the delivery by the Company of a notice of a redemption of the relevant Investor Note and (iii) unless such right is waived by the Investor, the Investor can make subsequent adjustments pursuant to (i) or (ii) any number of times (which adjustments shall be effective upon 61 days prior written notice or immediately in the event of a reduction in the Ownership Limitation or in the event of a Business Combination or redemption). (Business Combination is defined as
      (1) an acquisition by an individual, legal entity or "group" within the meaning of Section 13(d) under the Exchange Act of voting securities of the Company pursuant to which, after giving effect to such acquisition, such individual, legal entity or group will beneficially own in excess of 50% of the issued and outstanding voting securities of the Company, (2) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the Company's board of directors on the date thereof in one or a series of related transactions, (3) the merger of the Company with or into another entity, consolidation or sale, transfer or disposition of all or substantially all of the assets of the Company in one or a series of transactions or (4) the execution by the Company of an agreement to which the Company is a party or by which it is bound providing for an event set forth in (1), (2) or (3) above, pursuant to which the Common Stock is converted into other securities, cash or property.) However the Ownership Limitation is suspended during any periods when such Investor has the status of "director by deputization" of the Company for purposes of
      Section 16 under the Securities Exchange Act of 1934, as amended, as is currently the case with respect to Elliott Associates and Westgate due to the election of their affiliates and designees, Messrs. Brodsky and Perlman, to the board. Although Alexander is also subject to the Ownership Limitation, it has waived it effective May 10, 2000.


(5) According to Schedule 13 D/A, Alexander Finance, LP ("Alexander"), as of March 27, 2000, had sole voting and investment power with respect to 29,907,329 shares of Common Stock. As of March 27, 2000, Alexander held the following securities of the Company (i) $1,333,333 face principal amount of March Notes which, together with accrued interest thereon, are convertible into 5,656,888 shares of Common Stock; (ii) $804,778 face principal amount of May Notes which, together with accrued interest thereon, are convertible into 3,340,723 shares of Common Stock; (iii) $1,972,222 face principal amount of Amended May Notes which, together with accrued interest thereon, are convertible into 8,505,974 shares of Common Stock; (iv) $2,666,664 face amount of November Notes which, together with accrued interest thereon, are convertible into 10,803,446 shares of Common Stock; (v) November Warrants exercisable for 1,066,668 shares of Common Stock; (vi) March Warrants exercisable for 533,334 shares of Common Stock; and (vii) 296 shares of

      Common Stock. The amount of shares of Common Stock into which Alexander's convertible notes and warrants are each convertible or exchangeable is limited by the Ownership Limitation. On March 10, 2000, Alexander gave the Company notice that it waives the application of the Ownership Limitation. The waiver is effective 61 days from the date of the notice, or April 30, 2000. (The March Notes, May Notes, Amended May Notes, March Warrants, May Warrants, Amended May Warrants and G Warrants are all as amended by the November Financing.)



(6) Mr. Brodsky did not individually own any shares as of February 29, 2000. However, Mr. Brodsky provides management services to Elliott Associates, L.P. and Westgate International, L.P., each of which beneficially owns 18,071,279 shares. See Notes (2)(3) and (4), above.



(7) Includes 53,750 shares which Mr. Craig had a right to acquire within 60 days of February 29, 2000.



(8) All shares beneficially owned by Mr. Hoffman were acquirable by him within 60 days of February 29, 2000.



(9) Dr. Laves resigned from the Company in November 1999. He did not have beneficial ownership of any shares of the Company as of February 29, 2000.



(10) Mr. Perlman did not individually own any shares as of February 29, 2000. However, Mr. Perlman provides management services to Elliott Associates, L.P., and Westgate International, L.P., each of which beneficially owns 18,071,279 shares. See Notes (2)(3) and (4), above.



(11) Includes 5,334 shares which Mr. Powers had a right to acquire within 60 days of February 29, 2000.



(12) All shares beneficially owned by Ms. Quigley were acquirable by her within 60 days of February 29, 2000.



(13) Includes shares beneficially held by all current executive officers and directors of the Company as of February 29, 2000.

                                CHANGE IN CONTROL

         The effect of the November Financing and related matters, including changes in the membership of the board of directors described on page 5 of this Proxy Statement may have been an acquisition of control of the Company by the Investors and/or by their designees to the board of directors, from the board of directors of the Company as previously constituted.

                         MISCELLANEOUS AND OTHER MATTERS

         Solicitation. The cost of this proxy solicitation will be borne by the Company. The regular employees of the Company may solicit proxies in person or by telephone or facsimile. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation.

         Stockholder Proposals for 2001 Annual Meeting. The Company intends to hold its next annual meeting of stockholders in June 2001. Proposals of stockholders intended to be included in the Company's proxy statement and proxy for the Company's 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company not later than December 15, 2000. Other proposals of stockholders intended to be considered at the Company's 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company between November 16 and December 15, 2000. The Company may generally exercise discretionary authority conferred by proxies at the 2001 annual meeting in the case of any such proposals not included in the Company's proxy material and not timely submitted.

         Other Business. The board of directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in the Company's Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the board of directors directs.

                       MATERIAL INCORPORATED BY REFERENCE

         The financial statements of the Company listed below and Management's Discussion and Analysis of Financial Conditions and Results of Operations are included in the Company's Annual Report to Stockholders on Form 10-K for the year ended December 31, 1999, which is being sent to stockholders along with this proxy statement:

            Report of Independent Auditors
            Balance Sheets as of December 31, 1999 and 1998
            Statements of Operations for the Years Ended December 31, 1999,
                     1998, and 1997
            Statements of Stockholders' Equity (Net Capital Deficiency) for the
                     Years Ended December 31, 1999, 1998, and 1997
            Statements of Cash Flows for the Years Ended December 31,
                     1999, 1998 and 1997
            Notes to Financial Statements


                                             By Order of the Board of Directors,


                                             /s/ Cynthia Quigley
                                             -----------------------------------
                                             CYNTHIA QUIGLEY
                                             Secretary


April 13, 2000

                                                                      EXHIBIT A


         The following is the text of the 1993 Stock Option Plan, as amended and restated through March 15, 2000. Insertions since November 5, 1999 are identified by double underscore and deletions are identified by strike-out.


                       ILLINOIS SUPERCONDUCTOR CORPORATION
                             A DELAWARE CORPORATION

                             1993 STOCK OPTION PLAN
                (as amended and restated through MARCH 15, 2000)

         1. Purpose. The purposes of this Amended and Restated Plan are to attract and retain the best available personnel, to provide additional incentive to the Employees, Consultants and Outside Directors of Illinois Superconductor Corporation, a Delaware corporation (the "Company"), and to promote the success of the Company's business.

         Options granted hereunder may, consistent with the terms of this Plan, be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Committee and as reflected in the terms of the written option agreement.

         2. Definitions. As used in this Plan, the following definitions shall apply:

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Cause" means any of the following: (i) willful malfeasance or willful misconduct by the Employee or Consultant in connection with his or her employment; (ii) gross negligence in performing any of the Employee's or Consultant's duties to the Company;
         (iii) conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any crime other than a traffic violation or infraction which is a misdemeanor; or (iv) willful and continuing breach of any written policy applicable to all employees adopted by the Company concerning conflicts of interest, political contributions, standards of business conduct or fair employment practices, procedures with respect to compliance with securities laws or any similar matters, or adopted by the Company pursuant to the requirements of any government contract or regulation.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

                  (d) "Committee" means the Committee appointed by the Board or otherwise determined in accordance with Section 4(a) of this Plan.

                  (e) "Common Stock" means the common stock of the Company, par value $.001 per share.

                  (f) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services; provided that the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

                  (g) "Continuous Status as an Employee, Consultant or Outside Director" means the absence of any interruption or termination of service as an Employee, Consultant or Outside Director, as applicable. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of sick leave or military leave, any other leave provided pursuant to a written policy of the Company in effect at the time of determination, or any other leave of absence approved by the Board or the Committee; provided that such leave is for a period of not more than the greatest of (i) 90 days,
         (ii) the date of the resumption of such service upon the expiration of such leave which is guaranteed by contract or statute or is provided in a written policy of the Company which was in effect upon the commencement of such leave, or (iii) such period of leave as may be determined by the Board or the Committee in its sole discretion.

                  (h) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3), or any successor definition adopted by the Commission, provided the person is also an "outside director" under
         Section 162(m) of the Code.

                  (i) "DSU" means a deferred stock unit granted pursuant to this Plan.

                  (j) "Employee" means any person employed by the Company or any Parent or Subsidiary of the Company, including employees who are also officers or directors or both of the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                  (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

                  (l) "Good Reason" means any of the following: (i) any change in, or diminution of, the Employee's or Consultant's duties or responsibilities that is inconsistent in any material and adverse respect with such person's duties and responsibilities with the Company immediately prior to the Change of Control; (ii) any reduction in the Employee's or Consultant's base salary or annual target bonus opportunity as in effect immediately prior to the Change of Control; or
         (iii) any requirement that the Employee or Consultant relocate his or her principal office to a location that is more than 35 miles from such person's principal office immediately prior to the Change of Control. No action taken by the company in good-faith shall constitute good reason unless the employee or Consultant provides the chief executive officer of the Company and the Committee with a written notice describing the action(s) that the Employee or Consultant believes to constitute Good Reason and the company fails to remedy such action(s) within 30 days after the Chief Executive Officer of the Company and the Committee receive such written notice.

                  (m) "Grantee" means an Employee, Consultant or Outside Director who receives an Option or an Employee who receives a Deferred Stock Unit (a "DSU").

                  (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, and the rules and regulations promulgated thereunder.

                  (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                  (p) "Option" means a stock option granted pursuant to this Plan.

                  (q) "Optioned Stock" means the Common Stock subject to an Option.

                  (r) "Outside Director" means any member of the Board of Directors of the Company who is not an Employee or Consultant.

                  (s) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (t) "Plan" means this Illinois Superconductor Corporation Plan, as amended from time to time.

                  (u) "Rule 16b-3" means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the Securities and Exchange Commission.

                  (v) "Share" means a share of the Common Stock, as adjusted in accordance with Section of this Plan.

                  (w) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Scope of Plan. Subject to the provisions of Section 11 of this Plan, and unless otherwise amended by the Board and approved by the stockholders of the Company as required by law, the maximum aggregate number of Shares issuable under this Plan is 6,011,468, and such Shares are hereby made available and shall be reserved for issuance under this Plan.

         If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares subject thereto shall (unless this Plan shall have terminated) become available for grants of Options and DSUs under this Plan. If any DSUs granted under this Plan are forfeited, the Shares subject to such forfeited DSUs shall (unless the Plan shall have terminated) become available for grants of Options and DSUs under this Plan.

         4. Administration of Plan.

            (a) Procedure. This Plan shall be administered by the Committee appointed pursuant to this Section 4(a). The Committee shall consist of two or more Outside Directors appointed by the Board, but all Committee members must be Disinterested Persons. If the Board fails to appoint such persons, the Committee shall consist of all Outside Directors who are Disinterested Persons.

            (b) Powers of Committee. Subject to Section 5(b) below and otherwise subject to the provisions of this Plan, the Committee shall have full and final authority in its discretion to: (i) grant Incentive Stock Options, Nonstatutory Stock Options and DSUs, (ii) determine, upon review of relevant information and in accordance with Section 8 below, the Fair Market Value of the Common Stock; (iii) determine the exercise price per share of Options to be granted, in accordance with this Plan,
         (iv) determine the Employees and Consultants to whom, and the time or times at which, Options and DSUs shall be granted, and the number of shares to be represented by each Option or DSU; (v) cancel, with the consent of the Grantee, outstanding Options and grant new Options in substitution therefor; (vi) interpret this Plan; (vii) accelerate or defer (with the consent of the Grantee) the exercise date of any Option or the vesting date of any DSU; (viii) prescribe, amend and rescind rules and regulations relating to this Plan; (ix) determine the terms and provisions of each Option and DSU granted (which need not be identical) by which Options and DSUs shall be evidenced and, with the consent of the holder thereof, modify or amend any provisions (including without limitation provisions relating to the exercise price of any Option and the obligation of any Grantee to sell purchased or granted Shares to the Company upon specified terms and conditions) of any Option or DSU; (x) require withholding from or payment by a Grantee of any federal, state or local taxes; (xi) appoint and compensate agents, counsel, auditors or other specialists as the Committee deems necessary or advisable; (xii) correct any defect or supply any omission or reconcile any inconsistency in this Plan and any agreement relating to any Option or DSU, in such manner and to such extent the Committee determines to carry out the purposes of this Plan, and; (xiii) construe and interpret this Plan, any agreement relating to any Option or DSU, and make all other determinations deemed by the Committee to be necessary or advisable for the administration of this Plan.


         A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present, or acts unanimously approved in writing by the entire Committee without a meeting, shall be the acts of the committee. Except as provided in Section 5(b), a member of the Committee shall not participate in any decisions with respect to himself under this Plan.

         (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Grantees and any other holders of any Options or DSUs granted under this Plan.

         5. Eligibility.

         (a) DSUs may be granted to any Employee and Options may be granted to any Employee, Consultant or Outside Director as the Committee may from time to time designate, provided that (i) Incentive Stock Options may be granted only to Employees, and (ii) Options may be granted to Outside Directors only in accordance with the provisions of Section 5(b) below. In selecting the individuals to whom Options and DSUs shall be granted, as well as in determining the number of Options and DSUs granted, the Committee shall take into consideration such factors as it deems relevant in connection with accomplishing the purpose of this Plan. Subject to the provisions of Section 3 above a Grantee may, if he or she is otherwise eligible, be granted additional Options and/or DSUs if the Committee shall so determine. Subject to adjustment as provided in Section 11 below, during any calendar year, Options for no more than 500,000 Shares of Common Stock shall be granted to any individual Employee, Consultant or Outside Director, and DSUs for no more than 150,000 Shares of Common Stock shall be granted to any individual Employee.

         (b) All grants of Options to Outside Directors under this Plan shall be made strictly in accordance with the following provisions:

         (i) No person shall have any discretion to select which Outside Directors shall be granted options; provided, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under this Plan.

         (ii) Each Outside Director who is first elected to the Board after the adoption of this Plan shall be automatically granted on the date of such election (whether by the stockholders or by the Board of Directors) an Option to purchase 10,000 Shares (subject to adjustment as provided in Section 11 below). On the date of the Annual Meeting of Stockholders of the Company in each calendar year, each Outside Director who is reelected at that meeting, or whose term of office does not expire at that meeting, shall be automatically granted an option to purchase 10,000 Shares (subject to adjustment as provided in Section 11 below); provided that no such automatic annual grant shall be made to an Outside Director (i) who is first elected to the Board at such Annual Meeting or was first elected to the Board within three months prior to such Annual Meeting, or (ii) if there are not sufficient Shares remaining and available to all Outside Directors eligible for an automatic grant at the time at which an automatic annual grant would otherwise be made under this Section 5(b)(ii).

         (iii) The terms of each Option granted under this Section 5(b)(ii) above shall be as follows:

                         (A)  the term of the option shall be ten (10) years;

                         (B) the Option shall become exercisable cumulatively with respect to one-third of the Shares on each of the first, second and third anniversaries of the date of grant; provided, however, that in no event shall any option be exercisable prior to obtaining stockholder approval of this Plan; and

                         (C) the exercise price per share of Common Stock shall be 100% of the "Fair Market Value" (as defined in Section 7(b) below) on the date of grant of the Option.

         (iv) Subject to the limitation set forth in Section 5(a) above, each Outside Director may be granted additional Options at the discretion of the Board. Subject to the provisions of this Plan, the terms of such discretionary Options shall be set forth in the Option agreement.

         Notwithstanding anything to the contrary herein, no automatic grants of options shall be made under the Plan during the period commencing on November 5, 1999 and ending on the date of effectiveness, if any, of an amendment to the Corporation's Certificate of Incorporation providing for at least 120 million authorized shares of Common Stock, provided, however, that, in the event of adoption of such an amendment, any such automatic grants that would otherwise have been made during such period shall be made on the first business day following the effective date of the aforementioned amendment.

                  (c) Each Option granted under Section 5(b) above shall be a Nonstatutory Stock Option. Each other Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designations, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year (under all plans of the Company) exceeds $100,000, such options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(c), Options shall be taken into account in the order in which they are granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                  (d) This Plan shall not confer upon any Grantee any right with respect to continuation of employment by or the rendition of services to the Company or any Parent or Subsidiary, nor shall it interfere in any way with his or her right or the right of the Company or any Parent or Subsidiary to terminate his or her employment or services at any time, with or without cause. The terms of this Plan or any Options or DSUs granted hereunder shall not be construed to give any Grantee the right to any benefits not specifically provided by this Plan or in any manner modify the Company's right to modify, amend or terminate any of its pension or retirement plans.

         6. Term of Plan. This Plan shall become effective upon the later to occur of its adoption by the Board of Directors of the Company (such adoption to include the approval of at least two Outside Directors) or its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of this Plan, and shall terminate no later than August 31, 2003. No grants shall be made under this Plan after the date of termination of this Plan. Any termination, either partially or wholly, shall not affect any Options then outstanding under this Plan.

         7. Exercise Price; Consideration and Tax Withholding.

                  (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee as follows:

                  (i) In the case of an Incentive Stock Option granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant, but if granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                  (ii) In the case of an Incentive Stock Option granted to any person other than an Outside Director, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant, but if granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant. The exercise price of Options granted pursuant to Section 5(b) above shall be 100% of the Fair Market Value on the date of grant of the Option.

                  For purposes of this Section 7(a), if an Option is amended to reduce the exercise price, the date of grant of such option shall thereafter be considered to be the date of such amendment.

                  (iii) With respect to (i) or (ii) above, the per Share exercise price is subject to adjustment as provided in Section 11 below.

                  (b) Fair Market Value. The "Fair Market Value" of the Common Stock shall be determined by the Committee in its discretion; provided, that if the Common Stock is listed on a stock exchange, the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Option as reported in the Wall Street Journal (or, (i) if not so reported, as otherwise reported by the exchange, and (ii) if not reported on the date of grant, then on the last prior date on which a sale of the Common Stock was reported); or if not listed on an exchange but traded on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), the Fair Market Value per Share shall be the closing price per share of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, (i) if not so reported, as otherwise reported by NASDAQ, and (ii) if not reported on the date of grant, then on the last prior date on which a sale of the Common Stock was reported); or, if the Common Stock is otherwise publicly traded, the mean of the closing bid price and asked price for the last known sale.

                  (c) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash; (ii) check; (iii) the Grantee's personal interest bearing full recourse promissory note with such terms and provisions as the Committee may authorize (provided that no person who is not an Employee of the Company may purchase Shares with a promissory note); (iv) other Shares of Common Stock which (X) either have been owned by the Grantee for more than six (6) months on the date of surrender or were not acquired directly or indirectly from the Company, and (Y) have a Fair Market Value on the date of surrender (determined without regard to any limitations on transferability imposed by securities laws) equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; (v) any combination of such methods of payment; or (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable laws.

                  (d) Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Grantee for Federal income tax purposes with respect to an option, the Grantee shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company to obtain a current deduction. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock underlying the subject option, provided that any applicable requirements under Section 16 of the Exchange Act are satisfied so as to avoid liability thereunder. The obligations of the Company under this Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

         8. Options.

                  (a) Term of Option. The term of each Option granted (other than an Option granted under Section 5(b) above) shall be for a period of no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option agreement. However, in the case of an Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Option Agreement.

                  (b) Exercise of Options.

                  (i) Procedure for Exercise; Rights as a Shareholder. Any
                      Option granted under this Plan (other than an Option granted pursuant to Section 5(b) above) shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Grantee, and as shall otherwise be permissible under the terms of this Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7 of this Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option If the exercise of an Option is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonstatutory Stock Option pursuant to Section 5(b) above, the Company shall issue a separate stock certificate evidencing the Shares treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares treated as acquired upon exercise of a Nonstatutory Stock Option and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section of this Plan.

                       Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (ii) Method of Exercise. A Grantee may exercise an Option, in whole or in part, at any time during the option period by the Grantee's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee, payment in full or in part may also be made (A) by delivering Common Stock already owned by the Grantee having a total Fair Market Value on the date of such delivery equal to the exercise price of the subject Option; (B) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee; (C) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the exercise price of the subject Option; (D) by the delivery of cash by a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise
                       (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless" exercise); or (E) by any combination of the foregoing. In the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Option may be authorized only at the time the

                        Option is granted. No shares of Common Stock shall be issued until full payment therefor has been made. A Grantee shall have all of the rights of a shareholder of the Company holding the class of Common Stock that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Grantee has given written notice of exercise, has paid in full for such shares and such shares have been recorded on the Company's official shareholder records as having been issued or transferred.

                  (iii) Termination of Status as an Employee, Consultant or
                        Outside Director. If a Grantee's Continuous Status as an Employee, Consultant or Outside Director (as the case may be) is terminated for any reason whatever, such Grantee may, but only within such period of time as provided in the Option agreement, after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option agreement), exercise the Option to the extent that such Employee, Consultant or Outside Director was entitled to exercise it at the date of such termination pursuant to the terms of the Option agreement. To the extent that such Employee, Consultant or Outside Director was not entitled to exercise the Option at the date of such termination, or if such Employee, Consultant or Outside Director does not exercise such Option (which such Employee, Consultant or Outside Director was entitled to exercise) within the time specified in the Option agreement, the Option shall terminate.

                  (iv) Company Loan or Guarantee. Upon the exercise of any Option and subject to the pertinent Option agreement and the discretion of the Committee, the Company may at the request of the Grantee; (A) lend to the Grantee, with recourse, an amount equal to such portion of the option exercise price as the Committee may determine; or (B) guarantee a loan obtained by the Grantee from a third-party for the purpose of tendering the option exercise price.


         9. Deferred Stock Units.


                  (a) Grant of Deferred Stock Units. Subject to such terms and conditions as the Committee shall determine, an Employee may be granted Deferred Stock Units ("DSUs"), entitling the Employee to receive Shares of Common Stock without any payment in cash or property in one or more installments at a future date or dates. DSUs shall be non-transferable and may be conditioned on such matters as the Committee shall determine, including continued employment or attainment of performance goals. No Shares of Common Stock will be issued at the time an award of DSUs is made and the Company shall not be required to set aside a fund for the payment of any such award. The Company will establish a separate recordkeeping account for the Employee and will record in such account the number of DSUs awarded to the Grantee. The Committee may permit Grantees to further defer receipt of Shares of Common Stock payable with respect to DSUs.

                  (b) Rights as a Stockholder; Dividend Equivalents. A Grantee shall not have any right in respect of DSUs awarded pursuant to the Plan to vote on any matter submitted to the Company's stockholders until such time as the Shares of Common Stock attributable to such DSUs have been issued to such Grantee or his beneficiary. The Committee will determine whether and to what extent to pay dividend equivalents to Grantees of DSUs.

             (c) Settlement of Deferred Stock. An Employee shall receive one share of Common Stock for each vested DSU on such date or dates and/or upon the occurrence of such event as the Committee may specify in the award agreement or on such later date as may be elected by the Grantee in a deferral election made accordance with the rules and procedures established by the Committee. If a Grantee's Continuous Status as an Employee is terminated for any reason, the Grantee shall immediately forfeit all rights with respect to any nonvested DSUs credited to his or her account.

         10. Non-transferability of Options and DSUs. Except as otherwise provided in an Option Agreement, Options and DSUs granted hereunder shall by their terms not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution. Except as otherwise provided in an Option Agreement, an Option may be exercised during the Grantee's lifetime only by the Grantee.

         11. Adjustments Upon Changes in Capitalization or Merger.

             (a) Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under this Plan but as to which no Options or DSUs have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Option, or forfeiture of a DSU, the maximum number of Shares for which Options or DSUs may be granted to any Employee, Consultant or Outside Director during any calendar year (as provided in Section 5(a) above), and the number of shares of Common Stock subject to each outstanding Option and DSU, as well as the exercise price per share of Common Stock covered by each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of shares of Common Stock issued as a result of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock of the Company or the payment of a stock dividend with respect to the Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option or DSU.

             (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Grantee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed dissolution or liquidation of the Company, each nonvested DSU shall be forfeited, unless otherwise provided by the Committee, and the deferred Shares of Common Stock payable with respect to each vested DSU shall be issued to the Grantee immediately prior to the consummation of the proposed action notwithstanding any deferral election made by the Grantee.

             (c) Change of Control. For purposes of this Plan, a Change of Control shall be deemed to have occurred if (i) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock (other than as a result of a purchase of such stock from the Company) representing more than 25% of the combined voting power of the Company's then outstanding securities; (ii) (A) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of the Company's assets, and (B) the persons who were the members of the Board prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent thereof; or
          (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board. With respect to Options granted to any Employee or Consultant prior to February 15, 2000 and with respect to any Options granted to any Outside Director (whether granted before or after February 15, 2000), each such Option that is outstanding immediately prior to a Change of Control shall become exercisable in full regardless of any vesting conditions otherwise expressed in the award agreement. Except as otherwise provided in an award agreement with respect to Options or DSUs granted to an Employee or Consultant on or after February 15, 2000 and prior to a Change of Control, each such outstanding DSU shall vest, and each such outstanding Option shall become exercisable in full, regardless of any vesting conditions otherwise expressed in the award agreement, upon the Employee's or Consultant's termination of employment with the Company following the Change of Control of the Company if the Employee's or Consultant's employment is terminated by the Company without Cause or by the Employee or Consultant for Good Reason.

                  (d) Purchased Shares. No adjustment under this Section 11 shall apply to any purchased Shares already deemed issued at the time any adjustment would occur.

                  (e) Notice of Adjustments. Whenever the purchase price or the number or kind of securities issuable upon the exercise of the Option shall be adjusted pursuant to Section 11, the Company shall give each Grantee written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, and the method by which such adjustment was calculated.


                  (f) Certain Cash Payments. If a Grantee would not be permitted to exercise an Option or any portion thereof (for purposes of this subsection (f) only, each such Option being referred to as a "Subject Option") or dispose of the Shares received upon the exercise thereof without loss or liability (other than a loss or liability for the exercise price, applicable withholding or any associated transactional cost), or if the Board determines that the Grantee may not be permitted to exercise the same rights or receive the same consideration with respect to the sale of the Company as a shareholder of the Company with respect to any Subject Options or portion thereof or the Shares received upon the exercise thereof, then notwithstanding any other provision of this Plan and unless the Committee shall provide otherwise in an agreement with such Grantee with respect to any Subject Options, such Grantee shall have the right, whether or not the Subject Option is fully exercisable or may be otherwise realized by the Grantee, by giving notice during the 60-day period from and after a sale to the Company, to elect to surrender all or part of any Subject Options to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the "Sale Price" (as defined herein) per share of Common Stock on the date of such election shall exceed the amount which the Grantee must pay to exercise the Subject Options per share of Common Stock under such Subject Options (the "Spread") multiplied by the number of shares of Common Stock granted under the Subject Options as to which the right granted hereunder shall be applicable and shall have been exercised;

         provided, however, that if the end of such 60-day period from and after a sale of the Company is within six months of the date of grant of a Subject Option held by a Grantee (except a Grantee who has deceased during such six month period) who is an officer or director of the Company (within the meaning of Section 16(b) of the Exchange Act), such Subject Option shall be canceled in exchange for a payment to the Grantee, effective on the day which is six months and one day after the date of grant of such Subject Option, equal to the Spread multiplied by the number of shares of Common Stock granted under the Subject Option. With respect to any Grantee who is an officer or director of the Company (within the meaning of Section 16(b) of the Exchange Act), the 60-day period shall be extended, if necessary, to include the "window period" of Rule 16(b)-3 which first commences on or after the date of the sale of the Company, and the Committee shall have sole discretion, if necessary, to approve the Grantee's exercise hereunder and the date on which the Spread is calculated may be adjusted, if necessary, to a later date if necessary to avoid liability to such Grantee under
         Section 16(b). For purposes of the Plan, "Sale Price" means the higher of (a) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a sale of the Company or (b) if the sale of the Company is the result of a tender or exchange offer or a corporate transaction, the highest price per share of Common Stock paid in such tender or exchange offer or a corporate transaction, except that, in the case of Incentive Stock Options, such price shall be based only on the Fair Market Value of the Common Stock on the date such Incentive Stock Option is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.

                  (g) Mitigation of Excise Tax. If any payment or right accruing to a Grantee under this Plan (without the application of this Section), either alone or together with other payments or rights accruing to the Grantee from the Company or an affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), the Committee may in each particular instance determine to (a) reduce such payment or right to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under
         Section 280G of the Code, or (b) take such other actions, or make such other arrangements or payments with respect to any such payment or right as the Committee may determine in the circumstances. Any such determination shall be made by the Committee in the exercise of its sole discretion, and such determination shall be conclusive and binding on the Grantee. The Grantee shall cooperate as may be requested by the Committee in connection with the Committee's determination, including providing the Committee with such information concerning such Grantee as the Committee may deem relevant to its determination.

         12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Employee, Consultant or Outside Director to whom an Option is so granted within a reasonable time after the date of such grant. If the Committee cancels, with the consent of Grantee, any Option granted under this Plan, and a new Option is substituted therefor, the date that the canceled Option was originally granted shall be the date used to determine the earliest date for exercising the new substituted Option under Section 7 so that the Grantee may exercise the substituted Option at the same time as if the Grantee had held the substituted Option since the date the canceled Option was granted.

         13. Amendment and Termination of Plan.

             (a) Amendment and Termination. The Board or the Committee may amend, waive or terminate this Plan from time to time in such respects as it shall deem advisable; provided that, to the extent necessary to comply with the applicable rules and regulations of the stock exchange or market on which the Common Stock is then listed for trading or with
         Section 422 of the Code (or any successor or applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as is required by the rule, regulation or law.

             (b) Effect of Amendment or Termination. Any such amendment or termination of this Plan shall not affect Options or DSUs already granted and such Options and DSUs shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Grantee and the Committee, which agreement must be in writing and signed by the Grantee and the Company.

         14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to a DSU or to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant to a DSU or upon exercise of an Option hereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         15. Restrictions on Shares. Shares of Common stock issued in respect of DSUs or upon exercise of an Option shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the grant. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation in order for the Company or an affiliate to obtain a deduction with respect to the exercise of an Option. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Option or receiving shares in respect of DSUs to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

         16. Shareholder Rights. No person shall have any rights of a shareholder as to shares of Common Stock subject to an Option or DSU until, after proper exercise of the Option or other action required or, in the case of DSUs, after the conditions for delivery of Shares subject to DSUs have been satisfied and such shares shall have been recorded on the Company's official shareholder records as having been issued or transferred. Subject to the preceding Section and upon exercise of the Option or any portion thereof or satisfaction of the conditions for delivery of Shares subject to DSUs, the Company will have thirty (30) days in which to issue the shares, and the Grantee will not be treated as a shareholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company's official shareholder records, except as provided herein or in an agreement.

         17. Best Efforts To Register. If there has been a public offering, the Company may register under the Securities Act the Common Stock delivered or deliverable pursuant to Options on Commission Form S-8 if available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations governing such forms, as soon as such forms are available for registration to the Company for this purpose. The Company will, if it so determines, use its good faith efforts to cause the registration statement to become effective as soon as possible and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of
(a) one year following the expiration of the option period of the last Option outstanding or issuance of the last Share subject to an outstanding DSU, (b) the date the Company is no longer a reporting company under the Exchange Act and
(c) the date all Grantees have disposed of all shares delivered pursuant to any Option or DSU. The Company may delay the foregoing actions at any time and from time to time if the Committee determines in its discretion that any such registration would materially and adversely affect the Company's interests or if there is no material benefit to Grantees.

         18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to permit the exercise of all Options outstanding under this Plan and the issuance of Shares subject to all outstanding DSUs. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained for any reason.

         19. Option and DSU Agreements. Options and DSUs shall be evidenced by written agreements in such form as the Committee shall approve.

         20. Information to Grantees. To the extent required by applicable law, the Company shall provide to each Grantee, during the period for which such Grantee has one or more Options or DSUs outstanding, copies of all annual reports and other information which are provided to all stockholders of the Company. Except as otherwise noted in the foregoing sentence, the Company shall have no obligation or duty to affirmatively disclose to any Grantee, and no Grantee shall have any right to be advised of, any material information regarding the Company or any Parent or Subsidiary at any time prior to, upon or otherwise in connection with, the exercise of an Option.

         21. Funding. Benefits payable under this Plan to any person shall be paid directly by the Company. The Company shall not be required to fund or otherwise segregate assets to be used for payment of benefits under this Plan.

         22. Controlling Law. This Plan shall be governed by the laws of the State of Delaware applicable to contracts made and performed wholly in Delaware between Delaware residents.

ILLINOIS SUPERCONDUCTOR CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEE[S] LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4 AND 5.

1.  ELECTION OF DIRECTOR:

    NOMINEES:     GEORGE CALHOUN   [   ] FOR         [   ] WITHHOLD AUTHORITY
                  SAMUEL PERLMAN   [   ] FOR         [   ] WITHHOLD AUTHORITY

2. APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL STOCK AND THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK:

             [   ] FOR           [   ] AGAINST            [   ] ABSTAIN

3.  APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1993 STOCK OPTION
    PLAN:

             [   ] FOR           [   ] AGAINST            [   ] ABSTAIN

4. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000:

             [   ] FOR           [   ] AGAINST            [   ] ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                                     Dated:
                                                           ---------------------

                                                     ---------------------------
                                                     Signature


                                                     ---------------------------
                                                     Signature (if held jointly)

                                                     NOTE: Please date your
                                                     proxy and sign exactly as
                                                     the name or names appears
                                                     on your stock certificate.
                                                     All joint owners of stock
                                                     should sign above. Sign
                                                     your full title when
                                                     signing as an executor,
                                                     administrator, personal
                                                     representative, trustee,
                                                     officer, etc.

[ ] Please check this box if you plan to attend the meeting.

PROXY                                                                     PROXY


                       ILLINOIS SUPERCONDUCTOR CORPORATION
                451 KINGSTON COURT - MT. PROSPECT, ILLINOIS 60056

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           PROXY FOR THE MAY 17, 2000 ANNUAL MEETING OF STOCKHOLDERS


         The undersigned hereby appoints Dr. George Calhoun and Ms. Cynthia Quigley and either of them as proxies, each with power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated below, all the shares of COMMON STOCK held of record by the undersigned on April 10, 2000 at the Annual Meeting of Stockholders of Illinois Superconductor Corporation, to be held on May 17, 2000, at the Renaissance Hotel located at One West Wacker, Chicago, Illinois 60601, beginning at 1:00 p.m. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ON THIS PROXY, "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL STOCK AND THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND THE NUMBER OF SHARES OF PREFERRED STOCK, "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1993 STOCK OPTION PLAN, AND "FOR" THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

         PLEASE SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                  (Continued and to be signed on reverse side.)